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                                 FACILITY LEASE

                            Dated September 30, 1999


                                     Between


                            WILMINGTON TRUST COMPANY
           not in its individual capacity but solely as Owner Trustee,
                                     LESSOR


                                       and


                              POPE & TALBOT, INC.,
                                     Lessee



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This Facility Lease and the rentals and other sums due and to become due hereunder have been assigned for security to and are subject to a security interest in favor of First Security Bank, National Association, as Indenture Trustee under a Trust Indenture and Security Agreement dated as of September 15, 1999 between said Indenture Trustee and the Owner Trustee, as Debtor. Information concerning such security interest may be obtained from the Indenture Trustee at its address set forth in Section 20 of this Facility Lease.

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                                TABLE OF CONTENTS

SECTION                              HEADING                                PAGE


PARTIES...................................................................... 1

SECTION 1.       INTERPRETATION OF THIS LEASE................................ 1


SECTION 2.       ACCEPTANCE OF LEASED PROPERTY............................... 1


SECTION 3.       TERM OF LEASE............................................... 1


SECTION 4.       RENT PAYMENTS............................................... 1


SECTION 5.       INDEMNITIES................................................. 4


SECTION 6.       LESSEE'S COVENANTS.......................................... 4

   Section 6.1.  Nature of Business.......................................... 4
   Section 6.2.  Mergers and Consolidations.................................. 5
   Section 6.3.  Lessee Financial Covenants.................................. 5
   Section 6.4.  Pension Plans............................................... 6
   Section 6.5.  Certain Notices............................................. 6

SECTION 7.       INSURANCE................................................... 8


SECTION 8.       MAINTENANCE; MAINTENANCE COSTS AND WARRANTIES;
                 REPLACEMENT OF PARTS; ALTERATIONS; MODIFICATIONS
                 AND ADDITIONS...............................................12


SECTION 9.       LOCATION AND USE; NO ASSIGNMENT BY LESSEE...................17


SECTION 10.      LIENS.......................................................19


SECTION 11.      OWNERSHIP AND MARKING.......................................19


SECTION 12.      DISCLAIMER OF WARRANTIES; NET LEASE.........................20


SECTION 13.      CASUALTY OCCURRENCES; CONDEMNATION;
                 EARLY TERMINATION; ETC......................................23

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SECTION 14.      ASSIGNMENT BY OWNER TRUSTEE.................................26


SECTION 15.      DEFAULTS....................................................27


SECTION 16.      RETURN OF FACILITY TO OWNER TRUSTEE.........................32


SECTION 17.      [INTENTIONALLY LEFT BLANK]..................................35


SECTION 18.      FINANCIAL STATEMENTS AND REPORTS;
                 INSPECTION AND CERTIFICATES.................................35


SECTION 19.      OPTIONS TO RENEW AND PURCHASE...............................38


SECTION 20.      MISCELLANEOUS...............................................43


Signatures...................................................................47

                                      -ii-
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ATTACHMENTS TO FACILITY LEASE:

SCHEDULE 1     --    Schedule of Periodic Rent Percentages
SCHEDULE 1A    --    Schedule of Periodic Rent Allocations
SCHEDULE 2     --    Schedule of Casualty Value
SCHEDULE 3     --    Schedule of Termination Value
SCHEDULE 4     --    Schedule of the Early Purchase Date, Early Purchase
                     Price and Installment Amounts and Dates
EXHIBIT A      --    Description of Major Components of the Facility
EXHIBIT B      --    Description of the Facility
EXHIBIT C      --    Description of the Site
EXHIBIT D      --    Pricing Assumptions
EXHIBIT E      --    Form of Lease Supplement
ANNEX I        --    Definitions

                                     -iii-
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                                 FACILITY LEASE

     FACILITY LEASE, dated September 30, 1999 (this "Lease"), is between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") under the Trust Agreement, as lessor hereunder, and POPE & TALBOT, INC., a Delaware corporation (the "Lessee").

SECTION 1. INTERPRETATION OF THIS LEASE.

     (a) Definitions. The capitalized terms used in this Lease shall have the respective meanings indicated in Annex I hereto unless elsewhere defined herein or the context hereof shall otherwise require.

     (b) Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Lease, this shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Lease.

     (c) Directly or Indirectly. Where any provision in this Lease refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 2. ACCEPTANCE OF LEASED PROPERTY.

     The Owner Trustee does hereby lease and let the Leased Property to the Lessee and the Leased Property is hereby accepted by the Lessee hereunder and declared to be and constitute the property leased hereunder, all for the Rent and the Term hereinafter stipulated and upon the terms and conditions herein set forth.

SECTION 3. TERM OF LEASE.

     The basic term of this Lease (the "Basic Term") shall commence on the Closing Date and shall expire January 2, 2012, subject to earlier termination pursuant to Sections 13, 15 and 19.

SECTION 4. RENT PAYMENTS.

     The Lessee agrees to pay the Owner Trustee the following hereunder:

          (a) Rent for Facility. The Lessee hereby agrees to pay to the Owner Trustee Rent for the Facility (the "Periodic Rent") on each semiannual Rent Payment Date during the Facility Lease Term, unless the Facility Lease is earlier terminated in accordance with the express provisions hereof, in an amount equal to the percentage set forth under the column entitled "Total Periodic Rent Percentage" opposite such Rent

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     Payment Date on Schedule 1 multiplied by the Facility Cost. The Periodic
     Rent payable on each Rent Payment Date pursuant to this Section 4(a) shall be in satisfaction of the Lessee's obligation to pay the Periodic Rent allocated to each full or partial calendar year during the Facility Lease Term as set forth on Schedule 1A.

          (b) Rent for Site Lease Property. The Lessee agrees to pay the Owner Trustee Rent for the Site Lease Property (the "Periodic Site Rent") payable for the Term in consecutive semiannual installments (other than the first Site Lease Rent payment, which shall be in respect of the period from the Closing Date to the first Rent Payment Date), each in an amount equal to the Periodic Site Rent Amount, payable in arrears on each Rent Payment Date; provided that, so long as the Lessee shall be the landlord under the Site Lease, the Lessee's obligation to make Periodic Site Rent payments shall be satisfied by its concurrent right to receive Site Rent under the Site Lease.

          (c) Supplemental Rent. The Lessee agrees to pay to the Owner Trustee, or to whosoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Owner Trustee shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Periodic Rent. Lessee will, in addition to any other Rent due and payable hereunder, also pay, as Supplemental Rent, (i) in the case of the termination of this Lease pursuant to Section 13(d), on the Termination Date, an amount equal to the Make-Whole Amount, if any, with respect to the principal amount of each Note to be prepaid as a result of such termination, (ii) in the case of the purchase of the Facility pursuant to Section 19(f) or 19(g), unless Lessee shall have assumed the Notes as provided in the Participation Agreement, on such date of purchase, an amount equal to the Make-Whole Amount, if any, with respect to the principal amount of each Note to be prepaid as a result of such purchase, and (iii) in the case of any refinancing of the Notes pursuant to Section 13 of the Participation Agreement, on the Refunding Date, an amount equal to the Make-Whole Amount, if any, with respect to the aggregate principal amount of the Notes being prepaid.

          (d) Place and Manner of Payment. All payments to be made by the Lessee under this Lease shall be made as follows:

               (i) Each installment of Periodic Rent shall be paid to the Owner Trustee by wire transfer to the principal office of the Owner Trustee at the address thereof provided for payments in Section 20(c); provided that until the Lessee shall have received notice from the Indenture Trustee that all Secured Indebtedness has been fully paid and satisfied, all such payments shall be made by wire transfer to the office of the Indenture Trustee designated in Section 20(c) or as otherwise designated from time to time in writing by the Indenture Trustee;

               (ii) The entire amount of any payment of Casualty Value or Termination Value pursuant to Section 13, of any payment of the purchase price of the Facility pursuant to Section 19(b), Early Purchase Price pursuant to

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          Section 19(f) or Burdensome Buyout Price pursuant to Section 19(g), and any payment pursuant to Section 15 hereof shall be paid to the Owner Trustee by wire transfer to the principal office of the Owner Trustee at the address thereof provided for payments in Section 20(c); provided that until the Lessee shall have received notice from the Indenture Trustee that all Secured Indebtedness has been fully paid and satisfied, all such payments shall be made by wire transfer to the office of the Indenture Trustee designated in Section 20(c) or as otherwise designated from time to time in writing by the Indenture Trustee;

               (iii) The amount of any payment owing to the Owner Trustee or the Owner Participant pursuant to Section 7 or 9 of the Participation Agreement (and by incorporation by reference herein, Section 5 hereof) and Section 7 hereof (but, in the case of Section 7 hereof, only with respect to public liability insurance) shall be made directly to the party to receive the same without regard to the assignment of this Lease pursuant to Section 14 hereof; and

               (iv) All payments other than those above specified shall be made by the Lessee directly to the party entitled to receive the same.

          The Lessee agrees that it will make payments due hereunder by wire transfer where specified above in immediately available funds consisting of lawful currency of the United States of America no later than 10:00 A.M. Portland, Oregon time on the date due to the party to whom such payment is to be made to such account in any United States bank as such party may from time to time direct in writing, and where not so specified, such payment shall be made by check of the Lessee drawn on a bank located in the continental United States and mailed to the party to receive the same at the address herein provided or at such other address as the Lessee shall have been previously advised in writing.

          (e) Overdue Payments. The amount of any installment of Periodic Rent or Periodic Site Rent or any payment of Supplemental Rent remaining unpaid after the due date thereof shall bear interest at the Late Rate from and after the due date of such installment or payment and such interest shall be paid by the Lessee, on demand as Supplemental Rent.

          (f) Adjustment of Rent. The Periodic Rent percentage, Casualty Value, Termination Value and Early Purchase Date and Early Purchase Price tables attached hereto as Schedules 1, 2, 3 and 4 respectively, have been calculated on the assumptions (the "Pricing Assumptions") set forth in Exhibit D hereto.

          If for any reason the Closing Date or the Transaction Costs related to the Facility set forth in Exhibit D hereto shall prove to be incorrect, then the Owner Participant acting in good faith shall, prior to the first Rent Payment Date, recompute the factors for Periodic Rent, the Casualty Value and Termination Value tables and the Early Purchase Date and Early Purchase Price in order to provide the Owner Participant with the same Net Economic Return as if such assumptions were accurate; provided, that such

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     adjustments shall comply with the Guidelines and all provisions of the Code and the Treasury Regulations thereunder, in each case as in effect on the date of such adjustment, including, without limitation, Section 467 of the Code and the Treasury Regulations thereunder, in each case as in effect on the date of such adjustment; and provided, further, that in such recomputation (i) each installment of Periodic Rent shall be in an amount sufficient to pay on each installment date the principal of, and interest on, the Notes due on such date without acceleration, (ii) the Casualty
     Value and Termination Value as of any date shall be sufficient to pay the aggregate unpaid principal amount of, and interest on, the Notes outstanding as of such date and (iii) the Early Purchase Price shall at all times exceed the appraiser's estimated fair market value for the Early Purchase Date. Such recomputation shall be based upon the assumptions and methods of calculation utilized by the Owner Participant in computing the amounts thereof originally set forth in this Lease. On or before the first Rent Payment Date, the Owner Trustee and the Lessee shall execute and deliver a Lease Supplement, substantially in the form of Exhibit E hereto, reflecting any revisions to Schedules 1, 2, 3 and 4 hereto, and the adjustments shall be effective as of said first Rent Payment Date.

          (g) Verification of Rental Adjustments. Each notice to the Lessee from the Owner Participant setting forth the results of any calculation or recalculation pursuant to paragraph (f) above shall be accompanied by a letter from the Owner Participant setting forth the reasons for such calculation or recalculation and stating that such calculation or recalculation was made using the same methods and, except as to the change or changes in circumstance giving rise to such adjustment, the same assumptions as were used in computing the factors for Periodic Rent, Casualty Values and Termination Values and the Early Purchase Date and Early Purchase Price in effect prior to such adjustment.

SECTION 5. INDEMNITIES.

     The Lessee's indemnity obligations are set forth in Sections 7 and 9 of the Participation Agreement, which Sections are incorporated herein by reference as though fully set forth in this Section 5. The Lessee's indemnity obligations contained in Sections 7 and 9 of the Participation Agreement shall survive the termination of any of this Lease and the other Operative Agreements and shall survive the transfer of any Note or the Beneficial Interest and payment of any or all Notes and the extinguishment of the Beneficial Interest.

SECTION 6. LESSEE'S COVENANTS.

     Section 6.1. Nature of Business. Neither the Lessee nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Lessee and its Subsidiaries would be substantially changed from the growing and harvesting of timber and manufacture and sale of wood products and related businesses engaged in by the Lessee and its Subsidiaries on the date of this Lease and described in the Private Placement Memorandum and other businesses incidental or reasonably related thereto.

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     Section 6.2. Mergers and Consolidations. The Lessee will not consolidate with, or be a party to a merger with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person; provided, however, that the Lessee may consolidate or merge with, or sell all or substantially all of its assets to, any business entity if:

          (i) the surviving or continuing entity or the entity to which all or substantially all of the Lessee's assets are sold (the "Surviving Entity") shall be either the Lessee or an entity organized under the laws of the United States or any state thereof which conducts at least a majority of its business and has at least a majority of its assets within the United States, and in the case of any such consolidation or merger in which the Lessee is not the Surviving Entity or in the case of any such sale, the Surviving Entity shall (A) expressly assume in writing the due and punctual performance and observance of all of the covenants in the Operative Agreements to be performed or observed by the Lessee, and (B) furnish to the Owner Trustee, the Indenture Trustee and each Participant an opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms (subject to customary limitations relating to bankruptcy and the enforcement of equitable remedies), which counsel and opinion shall be reasonably satisfactory to the Owner Trustee and the Indenture Trustee; and

          (ii) at the time of such consolidation or merger or such sale and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing and (B) the Adjusted Net Worth of the Surviving Entity shall not be less than the Adjusted Net Worth of the Lessee immediately prior to such consolidation or merger or such sale.

     Section 6.3. Lessee Financial Covenants. Lessee covenants and agrees that it shall:

          (a) maintain a Fixed Charge Coverage Ratio of at least 1.05 to 1, as measured by reference to the amounts reported for the Lessee's immediately preceding four fiscal quarters on a rolling basis; provided, however, that if the Lessee does not meet the Fixed Charge Coverage Ratio for any fiscal quarter, then the Lessee must maintain, on a consolidated basis, a minimum balance of $35,000,000 in United States Dollars or United States cash equivalents (and/or an equivalent amount in Canadian Dollars or Canadian cash equivalents) until such time as the Lessee is in compliance with the Fixed Charge Coverage Ratio;

          (b) maintain a ratio of Total Funded Debt to Total Adjusted Capitalization of no more than (i) 62.5% for the fiscal years ending December 31, 1999, December 31, 2000 and December 31, 2001 and (ii) 55.0% thereafter; and

          (c) maintain a minimum Adjusted Net Worth as of the end of each fiscal quarter of not less than the sum of (i) U.S.$123,807,000, (ii) 50% of cumulative consolidated positive net income for each fiscal quarter ending after March 31, 1999 and (iii) 100% of the value (net of underwriters' discounts and customary out-of-pocket costs

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     and expenses of issuance) of any Equity Interests issued by the Lessee since March 31, 1999.

     Section 6.4. Pension Plans. (a) The Lessee will not and will not permit any ERISA Affiliate to withdraw from any Multiemployer Plan if such withdrawal would result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) that could reasonably be expected to have a Material Adverse Effect. The Lessee will not and will not permit any ERISA Affiliate to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a Lien on any Property of the Lessee or any Subsidiary pursuant to Section 4068 of ERISA.

     (b) The Lessee agrees that all contributions required to be made to the Canadian Pension Plans to make them fully funded under the Income Tax Act (Canada) and other applicable Canadian pension legislation will continue to be made at the time required under applicable Canadian pension legislation.

     (c) The Lessee agrees that the required contributions from any Subsidiary of the Lessee which is a participating employer in any negotiated cost plan, or substantially similar plan, under applicable Canadian law will continue to be remitted at the time required under applicable Canadian pension legislation.

     Section 6.5. Certain Notices.

     (a) Liens. Upon the attachment of an aggregate amount of U.S. $250,000 or more of Liens on the Leased Property or any part thereof (in either case excluding any Liens constituting Permitted Encumbrances), the Lessee shall promptly (and in no event later than ten (10) Business Days after it shall have obtained knowledge thereof) notify the Owner Trustee and the Indenture Trustee of the attachment of all such Liens and the full particulars thereof unless the same shall have been removed or discharged by the Lessee.

     (b) Notices of Noncompliance with Applicable Laws. The Lessee shall furnish to the Owner Trustee and the Indenture Trustee, within five (5) Business Days after receipt thereof, a copy of any notice or order of any Governmental Authority asserting that the Lessee is not in compliance with, or may be liable for contamination originating from or on the Site or the Facility under, any Applicable Law, if such non-compliance or liability could reasonably be expected to have a Material Adverse Effect.

     (c) Plans and Specifications; Operating Manuals. The Lessee shall maintain or cause its Affiliates to maintain throughout the Site Lease Term, and keep on file at its office, a complete set of plans and specifications, including "as-built" plans and specifications as and when available, with respect to the Facility (which shall reflect all material Parts incorporated or installed in or attached to the Facility and all material Alterations made pursuant to Section 8 hereof; provided, however, that such plans and specifications shall as of any date not be required to reflect any such Parts so incorporated, installed or attached or any such Alteration made within forty-five (45) days prior to such date). Upon the expiration of the Term, unless the Lessee has exercised its option to purchase the Facility and has paid all amounts due and owing in

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connection therewith, the Lessee shall deliver to the Owner Trustee and the
Indenture Trustee or to the Owner Trustee's designee or the Indenture Trustee's designee, as the case may be, a complete set of such plans and specifications and all work drawings and similar documents with respect to the Leased Property maintained pursuant to the requirements of this Section 6.5(c).

     (d) Environmental Event. The Lessee shall promptly, but in any case within five (5) Business Days, notify each Participant, the Owner Trustee and the Indenture Trustee if (i) any event has occurred or any condition is discovered in, on, from or involving the Leased Property or any part thereof involving the presence, emission or release of Hazardous Materials or the violation of any applicable Environmental Law that could reasonably be anticipated to result in penalties or other liabilities in an aggregate amount in excess of U.S.$1,000,000, or (ii) the Lessee has received notification that it, the Leased Property or any part thereof is the subject of an Environmental Claim or has knowledge of any conditions or occurrences at the Leased Property that could reasonably form the basis of a material Environmental Claim, in either case that could reasonably be expected to result in any ordered remediation or corrective action or other liability related to an event or condition with respect to the Leased Property or any part thereof the cost of which liability is reasonably expected to exceed U.S.$1,000,000, or (iii) any material and actual or imminent restriction on the ownership, occupancy, use, productivity or transferability of the Leased Property arising in connection with any Release, threatened Release or disposal of a Hazardous Material or any breach or violation of any Environmental Law, or (iv) any other environmental, natural resource, health or safety condition which could reasonably be expected to materially and adversely affect the ability of the Lessee to perform its obligations under the Operative Agreements (each of (i) through (iv) an "Environmental Event").

     Following the receipt of a notice pursuant to the immediately preceding paragraph, the Owner Trustee may require the Lessee to conduct, or cause to be conducted, an environmental study by an environmental consultant reasonably satisfactory to the Owner Trustee (the cost and expenses of such environmental consultant to be borne by the Lessee) of the Leased Property or any applicable part thereof on which such Environmental Event or Release shall have occurred, the scope of which study shall be limited to confirming the magnitude and anticipated cost of the liability resulting in the Environmental Event and to provide a copy of the environmental consultant's report on its study to the Owner Trustee. Notwithstanding the foregoing, if a pattern, in the reasonable opinion of the Owner Trustee, of such Environmental Events exists, the Owner Trustee may conduct or require the Lessee to conduct a more comprehensive environmental study (the cost and expense of such study to be borne by the Lessee) of the Leased Property or the applicable part thereof to determine the scope and nature of such pattern. If it is the reasonable opinion of the Owner Trustee that (i) an Environmental Event has occurred or exists and a Permitted Remediation (as defined below) is not available or the Environmental Event cannot be cured through a Permitted Remediation or (ii) the Environmental Event will result in the cessation of operation of the Facility or the applicable part thereof for 30 days or more such Environmental Event shall, at the option of the Owner Trustee, be deemed a Casualty Occurrence with respect to the Leased Property or the applicable part thereof (an "Environmental Trigger"). A "Permitted Remediation" means any remediation of an Environmental Event (a) the cost of which remediation is not anticipated, in the reasonable opinion of the Owner Trustee, to exceed U.S.$5,000,000; provided that such amount shall be increased to $15,000,000 if either (1) the Adjusted Net Worth of the Lessee at the time of determination is not less than the amount set forth in Section 6.3(c)(i), or (2) the Lessee then carries environmental insurance with respect to the Leased Property and shall demonstrate to the reasonable satisfaction of the Owner Trustee and the Indenture Trustee that the insurers thereunder have confirmed coverage of such remediation under such insurance; provided further that if such insurance coverage is less than $15,000,000 (at a time when clause (1) is not applicable), the applicable amount for purposes of determining a Permitted Remediation shall be the greater of $5,000,000 and the amount of such coverage (but in no event greater than $15,000,000), (b) during and after which such Environmental Event it could not be expected to result in any additional environmental liability incurred by the Owner Trustee for which the Owner Trustee has not received additional indemnification in an amount and from a Person satisfactory to the Owner Trustee in its sole discretion and (c) permitted and effected in material compliance with all applicable Environmental Laws.

     Irrespective of whether an Environmental Trigger has occurred, the Lessee shall promptly initiate, at its sole cost and expense (provided that, without derogating from any of the Lessee's obligations hereunder or under of the other Operative Agreements, nothing herein contained shall be deemed to release or waive any of the Lessee's rights against any other Person liable to the Lessee with respect to any Environmental Event or condition), such actions as may be necessary to comply in all material respects with all applicable Environmental Laws and to alleviate any significant risk to human health or the environment if the same arises from an Environmental Event or a condition on or in respect of the Leased Property or any part thereof, whether existing prior to, on or after the date of this Lease. Once the Lessee commences such actions, the Lessee shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Laws and to so alleviate any significant risk to human health or the environment.

SECTION 7. INSURANCE.

     (a) Required Insurance Coverages and Limits. The Lessee agrees that it will at its own cost and expense at all times during the Term:

          (i) Keep the Leased Property insured against physical loss including by fire, windstorm, explosion, flood, subsidence, earthquake, earth movement and collapse and with all-risk coverage and against all such other risks as are insured against by the Lessee with respect to property of a similar character owned or leased by the Lessee, in an amount not less than the greater of (A) the replacement value of the Facility and (B) the Casualty Value of the Facility as of the next preceding Rent Payment Date, which insurance shall (v) cover all materials, equipment, tools and supplies stored on the Site and to become part of the Leased Property, (w) cover all portions of the Leased Property while in transit, (x) include boiler and machinery insurance, (y) include coverage against loss caused by explosion and breakdown and (z) waive any condition requiring that the Leased Property be in use or ready for use,

          (ii) Maintain commercial general liability insurance with respect to the Leased Property including liability coverage for premise-operations, contractual liability, product liability, builder's risk, workmen's compensation, and owned, non-owned and hired car auto liability, which coverage shall be against damage because of bodily injury, including death, or damage to property of others, such insurance to afford protection to the limit of not less than U.S.$1,000,000 combined single limit per occurrence in respect of bodily injury or property damage liability and U.S.$2,000,000 in the aggregate and a U.S.$35,000,000 umbrella liability for liabilities in excess of the single limit amounts, and

          (iii) Maintain such other insurance covering such risks and in such amounts as is customary by corporations owning, operating or leasing property or engaged in the same or similar business, similarly situated with the Leased Property and/or the Lessee, to the extent available on commercially reasonable terms.

     The Lessee agrees to maintain all insurance provided for under this Section 7 with good and responsible insurance companies of recognized national reputation reasonably acceptable to the Owner Trustee and the Participants. Any policies of insurance carried in accordance with this Section 7 and any policies taken out in substitution or replacement for any of such policies (1) shall name the Insured Parties as additional insureds, (2) shall provide that in respect of the interest of the Insured Parties in such policies the insurance shall not be invalidated by any action or inaction of the Lessee or any other Person and shall insure the Insured Parties' interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee or any other Person, (3) shall provide that, if such insurance is cancelled for any reason whatsoever, or any substantial change is made in the coverage which adversely affects the interest of any Insured Party or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to such Insured Party for 30 days after receipt by such Insured Party of written notice from such insurers of such cancellation, change or lapse, (4) shall provide that no Insured Party shall have any obligation or liability for premiums in connection with such insurance, (5) shall provide that such insurance shall be primary without right of contribution from any other insurance which may be carried by any Insured Party with respect to its interest as such in the Leased Property,
(6) shall provide that the insurers shall waive any rights of subrogation against the Insured Parties, except for claims as shall arise from the willful misconduct or gross negligence of any such Insured Party, and (7) shall provide that such insurers shall waive any right of setoff, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Insured Party. Each liability policy shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. Each policy covering casualty insurance required to be carried by paragraph (a)(i) of this
Section 7 shall provide either (y) that any payments for any loss or damage to the Leased Property shall be paid to the Indenture Trustee (or, if the Secured

Indebtedness shall have been fully paid and satisfied, to the Owner Trustee), as loss payee, or (z) that (i) any payments for any loss or damage to the Leased Property constituting a total or constructive loss or a Casualty Occurrence shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner Trustee), as loss payee, (ii) any payments for any loss or damage to the Leased Property which do not constitute a total or constructive loss or a Casualty Occurrence and are not in excess of U.S.$2,500,000 shall be paid to the Lessee (unless the insurer shall have received notice of a Default or Event of Default, in which case such payments shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner Trustee), as loss payee, and (iii) any payments for any loss or damage to the Leased Property which do not constitute a total or constructive loss or a Casualty Occurrence and are in excess of U.S.$2,500,000 shall be paid to the Indenture Trustee (or, if the Secured Indebtedness shall have been fully paid and satisfied, to the Owner Trustee), as loss payee), in each case under a standard mortgage loss payable clause (which clause specifies payment solely to the Indenture Trustee or, if the Secured Indebtedness shall have been fully paid and satisfied, solely to the Owner Trustee, and which clause acknowledges that the loss payee shall have no obligation for unpaid premiums) reasonably satisfactory to the Indenture Trustee. Any such insurance may be carried under blanket policies maintained by the Lessee so long as such policies otherwise comply with the provisions of this
Section 7(a). If general public liability insurance shall be carried under any blanket policy which is subject to aggregate annual claim limitations, the Lessee shall keep the Owner Trustee advised from time to time of the amount of any such limitations and the amounts of claims which reduce the available policy limits.

     (b) Adjustment and Payment of Losses. The loss, if any, under any casualty insurance required to be carried by paragraph (a)(i) of this Section 7 shall be adjusted with the insurance companies by the Lessee, or otherwise collected, including the filing of proceedings deemed advisable by the Lessee, subject to the reasonable approval of the Owner Trustee (and the Indenture Trustee unless the Secured Indebtedness shall have been fully paid and satisfied) if the loss exceeds U.S.$2,500,000. The loss so adjusted shall be paid in accordance with the antepenultimate sentence of Section 7(a). Losses covered by liability insurance shall be adjusted by and paid to the Person suffering such loss. The loss, if any, under such insurance shall be adjusted and paid as provided in this Lease.

     (c) Evidence of Insurance. The Lessee shall, on or before the Closing Date, furnish the Owner Trustee and the Indenture Trustee with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and shall with respect to any renewal policy or policies, furnish certificates evidencing such renewal not less than ten days prior to the expiration date of the original policy or policies. Each such certificate or other evidence of insurance shall identify the insurance carrier, the type of insurance, the coverage limits, annual aggregate limits, if any, and the policy term. Upon the reasonable request of the Owner Trustee, the Indenture Trustee or any Participant, the Lessee shall provide, or cause to be provided, a report by Marsh USA Inc. or another firm of independent insurance brokers (which may be the Lessee's regular insurance agency) chosen by the Lessee and satisfactory to the Owner Trustee and the Indenture Trustee setting forth the insurance obtained by the Lessee pursuant to this Section 7 and then in effect (or to be in effect, in the case of renewals) and stating whether, in the opinion of such firm, such insurance complies with the requirements of this Section 7. The Lessee will cause such firm to advise each Insured Party in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Leased Property. The Lessee will also cause such firm to advise each Insured Party in writing promptly upon such firm acquiring knowledge that an interruption or reduction of any insurance carried and maintained on the Leased Property pursuant to this
Section 7 will occur.

     (d) Application of Insurance Proceeds. All insurance proceeds from policies required to be maintained hereunder received by or payable to the Owner Trustee on account of any damage to or destruction of the Leased Property or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof) shall be applied or dealt with as follows:

          (i) All such proceeds actually received on account of any such damage or destruction other than a Casualty Occurrence shall be paid over to the Lessee or as it may direct from time to time as restoration, replacement and rebuilding of the Leased Property ("Restoration") progresses to pay (or reimburse the Lessee for) the cost of Restoration, if the amount of such proceeds received by the Owner Trustee, together with such additional amounts, if any, theretofore expended by the Lessee out of its own funds for Restoration are sufficient to pay the estimated cost of completing Restoration, but only upon a written application of the Lessee accompanied by an Officer's Certificate of the Lessee stating that no Default or Event of Default has occurred and is continuing under this Lease and showing, in reasonable detail, (A) the nature of Restoration, (B) that such Restoration is intended to restore the Facility to Design Capacity (normal wear and tear excepted), (C) the actual cash expenditures made to date for Restoration, and (D) the estimated cost (which, if requested by the Owner Trustee, shall be verified by an accompanying certificate of an engineer or architect not an employee of the Lessee) to complete Restoration. Upon the written request of the Lessee, accompanied by evidence reasonably satisfactory to the Owner Trustee that Restoration has been completed and the costs thereof paid in full, that the Facility is capable of operating at Design Capacity (normal wear and tear excepted) and that the Leased Property is not subject to mechanics' or similar Liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall be paid over or assigned to the Lessee or as it may direct.

          (ii) All such proceeds received or payable on account of a Casualty Occurrence shall be paid over or assigned to the Lessee or as it may direct after receipt by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) of the Casualty Value of the Facility and payment of all other amounts due hereunder.

          (iii) Pending application pursuant to subparagraph (i) or (ii) above, all such proceeds held from time to time by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) shall be invested and reinvested by the Owner Trustee or the Indenture Trustee, as the case may be, in accordance with the provisions of Section 20(i).

     (e) Insurance for Own Account. Nothing in this Section 7 shall limit or prohibit the Owner Trustee, any Participant, the Owner Participant Guarantor or the Lessee from obtaining, at its own expense, additional insurance for its own account and any proceeds payable thereunder shall be payable in accordance with the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage of any insurance required to be maintained pursuant to this Section 7, and provided, further, that nothing in this clause (e) shall impose any obligation on the Owner Trustee, any Participant, the Owner Participant Guarantor or the Lessee to obtain any such additional insurance.

     (f) Application of Payments During Existence of an Event of Default. Any amount referred to in this Section 7 which is payable to or retainable by the Lessee shall not be paid to or retained by the Lessee if at the time of such payment or retention a Default or Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) as security for the obligations of the Lessee under this Lease and, if a Default or Event of Default shall have occurred and be continuing, applied against the Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to the Lessee in accordance with the foregoing provisions of this Section 7 to the extent not previously applied in accordance with the preceding sentence.

SECTION 8. MAINTENANCE; MAINTENANCE COSTS AND WARRANTIES; REPLACEMENT OF PARTS;
           ALTERATIONS; MODIFICATIONS AND ADDITIONS.

     (a) Maintenance. The Lessee at its sole cost and expense shall maintain, service and repair the Leased Property to keep it (i) in as good operating condition and capable of operating at Design Capacity, (ii) in such condition so as to have the capacity and functional ability to perform, on a daily basis in commercial operation, the functions for which it was designed, in accordance with the Plans, and (iii) in such condition as the Lessee would, in the prudent management of its own properties, maintain, service and repair similar property owned by the Lessee and in any event, to the extent required to maintain the Leased Property in good repair in a manner consistent with prudent industry practice and in compliance in all material respects with all Applicable Laws, rules and regulations, noncompliance with which might result in the imposition of a penalty on any Indemnified Party or materially adversely affect the Leased Property or the operation thereof. The Lessee shall comply with such repair and maintenance standards and schedules as are required to enforce warranty claims against the manufacturers and suppliers of the Leased Property or which are otherwise established by such manufacturers and suppliers as recommended operating procedures and any standards imposed by any insurance policies in effect with respect to the Leased Property. The Lessee shall maintain at the Facility, in accordance with the Lessee's practices existing on the date of this Lease, a maintenance log with respect to the Leased Property, which shall include the details of all material maintenance and repairs performed on the Leased Property. In the event of any damage to or destruction of the Leased Property, or any part thereof, by fire or other casualty, unless this Lease shall be terminated pursuant to Section 13, the Lessee shall, at its own expense, with reasonable promptness, repair, restore or rebuild the same so that upon the completion of such repair, restoration or rebuilding the Leased Property shall be in the condition required by the provisions of this Section 8(a) and so that the current and residual value and utility of the Leased Property shall be at least equal to the current and residual value and utility of the Leased Property immediately prior to the occurrence of such casualty assuming that the Leased Property was then in the condition required to be maintained by the terms of this Lease.

     (b) Maintenance Costs and Warranties. The Lessee agrees to pay all costs, expenses, fees and charges incurred in connection with (i) the use and operation of the Leased Property by the Lessee during the Term hereof, including but not limited to repairs, maintenance, storage and servicing as provided in this
Section 8 and (ii) the preserving and protecting of the Leased

Property, and the repairing, maintaining and servicing of the Leased Property as provided in this Section 8, during the period after a termination of the Lessee's right of possession of the Facility and the Site pursuant to Section 15 and prior to the interest of the Owner Trustee in the Leased Property being leased or sold to a third person (not the Owner Trustee, the Indenture Trustee, or any Participant, or any Affiliate of any thereof, in connection with the exercise of their rights in the Leased Property under the Operative Agreements) by the Owner Trustee (or the Indenture Trustee or any Participant, or any Affiliate thereof, in connection with the exercise of their rights under the Operative Agreements). So long as no Event of Default has occurred and is continuing, the Owner Trustee hereby constitutes the Lessee the agent and attorney-in-fact of the Owner Trustee for the purpose of exercising and enforcing, and with full right, power and authority to exercise and to enforce, all of the right, title and interest of the Owner Trustee in, under and to the warranties and obligations of any supplier of goods or services in respect of the Leased Property and agrees to execute and deliver such further instruments as may be necessary to enable the Lessee to obtain goods or services furnished for the Leased Property by said suppliers. The Owner Trustee shall have no other obligation or duty with respect to any of such matters. Any proceeds obtained by the Lessee from the enforcement of the warranties and obligations of any supplier of goods or services in respect of the Facility shall be held by the Lessee and applied from time to time to the repair and maintenance of the Facility, and any balance thereof remaining at the expiration of the Term shall be paid over to the Owner Trustee or as it may direct, unless the Lessee has exercised its option to purchase the Facility and all amounts due and owing by the Lessee under this Lease or any of the other Operative Agreements have been paid in full, in which case the balance remaining shall be paid to the Lessee.

     (c) Replacement of Parts and Components. The Lessee at its sole cost and expense, will, with reasonable promptness, replace all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature:

          (i) which may from time to time constitute a part of the Facility (herein for the purpose of this Section 8 collectively called "Parts"), and

          (ii) which may from time to time be incorporated or installed in or attached to the Site Lease Property (herein for the purpose of this Section 8 collectively called "Components")

and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. All replacement Parts and Components shall be free and clear of all Liens and rights of others except Permitted Encumbrances and shall be in as good operating condition as, and shall have a current and residual value, useful life and utility at least equal to, the Parts or Components replaced, assuming that such replaced Parts or Components were in the condition required to be maintained by the terms hereof, and shall be in the condition and repair required to be maintained by the terms hereof.

     All Parts owned by the Owner Trustee at any time removed from the Facility shall remain the property of the Owner Trustee, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Facility and which meet the requirements for replacement Parts specified above. Immediately upon any such replacement Part becoming incorporated or installed in or attached to the Facility as above provided, without further act, (A) title to the removed Part shall thereupon vest in the Lessee or such person as shall be designated by the Lessee, free and clear of all rights of the Owner Trustee, and shall no longer be deemed a Part hereunder, (B) title to such replacement Part shall thereupon vest in the Owner Trustee, free and clear of all Liens (other than Permitted Encumbrances) and (C) such replacement Part shall become subject to this Lease and be deemed part of the Facility for all purposes to the same extent as the Parts originally incorporated or installed in or attached to such Facility.

     (d) Required Alterations. The Lessee, at its sole cost and expense, shall, with reasonable promptness, make such repairs, alterations, modifications, reconfigurations, improvements and additions (herein for the purpose of this Section 8 collectively, including, for the avoidance of doubt, the CLO2 System, called "Alterations") to the Leased Property, and shall obtain and maintain all applicable Permits necessary for the construction and operation of such Alterations, as may be required from time to time to meet the requirements of Applicable Law or of any insurance policies in effect with respect to the Leased Property unless prior to the time at which such Alterations became required pursuant to such Applicable Law or insurance policies the Lessee shall have given the Owner Trustee notice of the termination of this Lease pursuant to
Section 13(d). If the Lessee determines in good faith that the cost of any Alteration (other than the CLO2 Alteration required under this Section 8(d)) is greater than $1,000,000, the Lessee may request a determination of the Fair Market Sales Value of the Facility pursuant to Section 19(a) of this Lease and may, upon not less than 90 days' prior written notice to the Owner Trustee, elect to close the Facility and either purchase the Facility or terminate this Facility Lease pursuant to the next succeeding paragraph.

     Such written notice shall be accompanied by an Officer's Certificate of the Lessee specifying the required Alteration, the Lessee's good faith determination of the cost of such Alteration and that, as a result of such cost, the Lessee has elected to close the Facility. Such written notice shall specify either (i) that the Lessee has elected to and shall purchase the Facility pursuant to
Section 19(f), provided that the Early Purchase Date for purposes of Section 19(f) shall be the next succeeding Rent Payment Date that is at least 90 days after the date of such written notice and the Early Purchase Price for purposes of Section 19(f) shall be the greater of Fair Market Sales Value of the Facility, as determined in accordance with Section 19(a) hereof and the Termination Value on such Early Purchase Date, or (ii) that the Lessee has elected to and shall terminate this Lease pursuant to Section 13(d) as of the next succeeding Rent Payment Date that is at least 180 days after the date of such written notice.

     (e) Optional Alterations. (i) The Lessee, at its sole cost and expense, may from time to time make such Alterations to the Facility as the Lessee may deem desirable in the proper conduct of its business and which are not inconsistent with, and would not impair, the continuing operation of the Facility in accordance with its original functional purpose; provided, that any such Alteration made by the Lessee pursuant to this paragraph shall not diminish the value, utility, condition or remaining economic useful life and estimated residual value of the Facility to the Owner Trustee below the value, utility, condition, remaining economic useful life and estimated residual value thereof to the Owner Trustee immediately prior to such Alteration assuming that the Facility was then in the condition required to be maintained by the terms of this Lease. Unless the Lessee has exercised its option to purchase the Facility pursuant to Section 19 of this Lease and has paid all amounts due and owing under this Lease or any of the other Operative Agreements, at the Owner Trustee's request, the Lessee will remove any readily removable Alterations under this paragraph prior to the end of the Term at the Lessee's sole cost and expense.

          (ii) The Lessee, at its own expense, shall have the right to erect, alter or abandon structures, improvements, personal property, ramps, ditches, roadways, drainage and sanitary systems, supply lines for materials and utilities on the Site Lease Property, to grant licenses, rights, and easements respecting the same and otherwise to affect the Site Lease Property in any manner which the Lessee shall deem necessary or advisable for the operation of the Facility or the Site Lease Property as originally erected or from time to time altered by the Lessee; provided that there shall be no material interference with or impairment of the operation of the Leased Property and no adverse effect on the current or residual value, useful life or utility of the Leased Property resulting therefrom, and that all such licenses, rights and easements granted pursuant to this sentence shall be subject and subordinate to this Lease and the Site Lease. Provided that the foregoing conditions have been met and subject to all other provisions of this Lease, including, without limitation, maintenance requirements, the Owner Trustee agrees to accept such structures, improvements, personal property, ramps, ditches, roadways, drainage and sanitary systems, supply lines for materials and utilities thereon, in an "as-is" condition at the time the Lessee's rights under this Lease of possession and use of the Facility and the Site shall cease.

     (f) Title to Parts. (i) Title to all Parts and Alterations (other than the CLO2 System and the CLO2 System Prior to Completion, the disposition of each of which shall be governed by Section 8(i)) incorporated or installed in or attached to the Facility shall without further act vest in the Owner Trustee free and clear of all Liens (other than Permitted Encumbrances) and shall be deemed to constitute a part of the Facility and be subject to this Lease in the following cases:

          (A) such Part or Alteration is in replacement of or in substitution for, and not in addition to, any Part constituting a part of the Facility at the time of the acceptance thereof hereunder or any such original part;

          (B) such Part or Alteration is required to be incorporated or installed in or attached to the Facility pursuant to the terms of paragraphs (a), (c) or (d) of this Section 8; or

          (C) such Part or Alteration cannot be readily removed from the Facility without (1) impairing the continuing operation of the Facility in accordance with its original functional purpose, (2) materially damaging the Facility, or (3) materially diminishing the value of the Facility or diminishing the utility, condition, remaining economic useful life or estimated residual value, below the value, utility, condition, remaining economic useful life and estimated residual value thereof immediately prior to such removal, assuming that the Facility was then in the condition required to be maintained by the terms of this Lease and (except in the case of a Part or Alteration referred to in clause (A) or (B) above) such Part had not been added, or such Alteration made, to the Facility.

          (ii) Title to any other Parts and Alterations (other than the CLO2 System or the CLO2 System Prior to Completion, the disposition of each of which shall be governed by Section 8(i)) shall remain with the Lessee and such Parts and Alterations shall not be deemed to constitute part of the Facility in determining either the Fair Market Sales Value or the Fair Market Rental Value of the Facility; provided, however, that any such part which is not removed by the Lessee prior to the termination of this Lease shall become the property of the Owner Trustee.

     (g) Option to Purchase Additional Parts and Optional Alterations. The Owner Trustee shall have the option upon the expiry or earlier termination of the Term hereunder to purchase any right, title or interest of the Lessee (to the extent that such right, title or interest is transferable) in and to any Part that remains the property of the Lessee pursuant to Section 8(f)(ii) for the Fair Market Sales Value thereof as of such date. The Owner Trustee shall give the Lessee written notice at least 60 days prior to the expiry or earlier termination of the Term as to its election to exercise the purchase option provided for in the preceding sentence; provided however, that if this Lease is terminated due to the occurrence of an Event of Default hereunder, only 15 days prior written notice prior to the return of the Leased Property shall be required.

     (h) Other Parties Not Obligated to Maintain or Repair. The Owner Trustee, the Indenture Trustee and each Participant shall not under any circumstances be required to make any repairs, replacements, Alterations or renewals of any nature or description to the Leased Property, make any expenditure whatsoever in connection with this Lease or maintain the Leased Property in any way. The Lessee waives any right to (i) require the Owner Trustee, the Indenture Trustee or any Participant to maintain or repair all or any part of the Facility or (ii) make repairs at the expense of the Owner Trustee, the Indenture Trustee or any Participant pursuant to any Applicable Law, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

     (i) CLO2 Collateral. As security for the due and punctual payment and performance by the Lessee of its obligations hereunder and under the other Operative Agreements, the Lessee hereby grants, bargains, assigns, pledges and confirms to the Owner Trustee a security interest in and Lien upon, all right, title and interest in, to and under the CLO2 System Prior to Completion and the CLO2 System and all proceeds of each of the foregoing (the "CLO2 Collateral") and consents to the assignment of such security interest in and Lien upon the CLO2 Collateral to the Indenture Trustee pursuant to the Indenture, as security for the payment of the Notes. To perfect the security interest and Lien granted by the Lessee to the Owner Trustee in the CLO2 Collateral, the Lessee shall execute and deliver to the Owner Trustee UCC financing statements in proper form for filing with respect to the Lien and the security interest created hereunder in the CLO2 Collateral and with respect to the assignment of such security interest and Lien as contemplated hereby. Title to the CLO2 Collateral shall, without further act, vest in the Owner Trustee, and such title shall be free and clear of all Liens (other than Permitted Encumbrances) upon the occurrence of the date by which written notice of the exercise of the Burdensome Buyout option pursuant to Section 19(g) is required to be given without such notice having been given.

SECTION 9. LOCATION AND USE; NO ASSIGNMENT BY LESSEE.

     (a) Location and Use. (i) The Lessee agrees that the Facility will be used solely in the conduct of its business and solely by qualified personnel and will at all times be and remain in the exclusive possession and control of the Lessee at the Site, provided that the Lessee may deliver possession of any part or portion of the Facility to any manufacturer, contractor, supplier or mechanic designated by the Lessee for purposes of realizing the benefits of any warranty or in order to comply with the obligations and rights of the Lessee under
Section 8, but the rights of any such party in possession of such part or portion of the Facility shall be subject and subordinate to the terms of this Lease, including without limitation, the right of the Owner Trustee to take possession of the Facility pursuant to Section 15. In the event that pursuant to the foregoing sentence hereof any part or portion of the Facility having a value in excess of 1% of the then Casualty Value is removed from Linn County, Oregon, the Lessee shall give the Owner Trustee and the Indenture Trustee not less than 30 days' prior written notice of such removal and shall deliver to the Owner Trustee and the Indenture Trustee promptly after such removal, and in any event within 10 days thereafter, the opinion of the Lessee's counsel that such removal shall not impair or adversely affect the ownership of such part or portion of the Facility by the Owner Trustee, that all necessary recordings and filings under Applicable Law have been duly made in the public offices wherein such recordings or filings are necessary to protect the validity and effectiveness of this Lease and the Indenture (including the maintenance of the perfection of security interest thereof in the removed part or portion) and that all fees, taxes and charges payable in connection therewith have been paid in full by the Lessee. The Lessee shall not change the use of the Leased Property as a pulp mill without the Owner Trustee's prior written consent. The Lessee will not do or permit any act or thing that may impair the value of the Leased Property or any part thereof (provided that actions by the Lessee expressly required by Section 8 of this Lease shall not be deemed to impair the value of the Leased Property) or that materially increases the dangers, or poses an unreasonable risk of harm, to third parties (on or off the Leased Property) arising from activities thereon, or that constitutes a public or private nuisance or waste to the Leased Property or any part thereof. The Lessee agrees that it will not use the Leased Property if it has failed to procure or maintain insurance to the extent required by Section 7 herein.

     (ii) The Lessee agrees that the Leased Property will at all times be maintained, used and operated under and in compliance in all material respects with all Applicable Laws; provided, however, that the Lessee may contest the application of any such rule, regulation or order in good faith and by appropriate proceedings, but only so long as such proceedings do not involve any danger of criminal liability or a material danger of civil liability of the Owner Trustee, the Indenture Trustee or any Participant, or a material danger of the sale, forfeiture or loss of the Leased Property, any portion thereof or any interest of the Owner Trustee, the Indenture Trustee or any Participant therein. The Lessee and the Leased Property shall comply in all material respects with all applicable Environmental Laws and the Lessee shall obtain and maintain in good standing all Governmental Approvals required for the operations of the Facility by any applicable Environmental Law. The Lessee shall not (A) own or operate on the Site (1) except in compliance in all material respects with Environmental Laws, any underground storage tank, (2) except in compliance in all material respects with Environmental Laws, material amounts of asbestos containing building material, or (3) landfill or dump, (B) use, generate, treat, store or dispose of Hazardous Materials at or on the Site in quantities materially greater than that which is customary for operations similar to those of the Lessee at the Site, or (C) conduct any activity on the Site or use the Leased Property in any manner (1) which would cause the Leased Property to become a hazardous waste treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance, (2) so as to cause a material Release or threat of Release of any Hazardous Material from or at the Site, to cause the Site to become a site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state priority list promulgated pursuant to any similar state law, or (3) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss.ss.1251 et seQ., or the Clean Air Act, 42 U.S.C. ss.ss.741, et seq., or any similar state law or local ordinance, unless such a perMit shall be in full force and effect and such discharge shall be in full compliance therewith. At its sole expense (but without thereby waiving any claims it may have against third parties), the Lessee will conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, clean up or abate any material quantity of Hazardous Material which is Released or disposed of at or on the Site in accordance with any applicable Environmental Law and any order or directive from a Governmental Authority having jurisdiction, except to the extent the Lessee is diligently contesting any applicable Environmental Law or any order or directive from a Governmental Authority, so long as such contest is in good faith and by appropriate proceedings, but only so long as reserves deemed by the Lessee to be adequate are maintained and such proceedings do not involve any danger of criminal liability or a material danger of civil liability of the Owner Trustee, the Indenture Trustee or any Participant, or a material danger of the sale, forfeiture or loss of the Leased Property, any portion thereof or any interest of the Owner Trustee, the Indenture Trustee or any Participant therein.

     (b) No Assignment by Lessee; Permitted Subleases. The Lessee agrees that, without the prior written consent of the Owner Trustee and the Indenture Trustee, the Lessee will not assign, transfer (except a transfer in accordance with Section 6.2) or sublease its right in respect of the Leased Property under this Lease, or permit its rights or interest hereunder to be subject to any Lien other than Permitted Encumbrances; provided that the Lessee may, without the consent of the Owner Trustee or the Indenture Trustee, enter into (i) year-to-year subleases of a portion or portions of the Site for agricultural purposes on terms consistent with the Lessee's practice with respect to such subleases as of the Closing Date and not interfering with the use and operation of the Facility, and (ii) any other sublease of the Leased Property subject to the following conditions: (A) the sublessee shall agree in writing to comply with all of the terms and provisions of this Facility Lease during the period of said sublease, (B) the rights of any person who receives possession of the Leased Property shall be subject and subordinate to all the terms of this Lease,
(C) such sublease shall expressly state that it is subject and subordinate to the terms of this Facility Lease and all rights of the Owner Trustee hereunder, including, without limitation, the right of the Owner Trustee to repossess the Leased Property pursuant to Section 15 hereof and to avoid such sublease upon termination of this Facility Lease notwithstanding the fact that no default may have occurred and be continuing under such sublease, (D) no such sublease shall extend beyond the remaining Term of this Lease, (E) such sublease shall expressly prohibit by its terms any sub-sublease by the sublessee thereunder and shall not contain any option for the sublessee to purchase the Leased Property or any part thereof except that Lessee may grant to any such sublessee an option to purchase the Leased Property, or assign to a sublessee its options to purchase the Leased Property under Sections 19(b), (f) or (g), provided that (i) the sublessee's purchase price payable to the Lessee with respect to its options shall exceed the price payable under the Lessee's corresponding options under Sections 19(b), (f) or (g), and (ii) the sublessee's purchase option is exercisable only on the same dates and subject to the same notices as the Lessee's options under Sections 19(b), (f) or (g), as the case may be, (F) the sublessee shall not at the date of execution of such sublease be subject of any bankruptcy, liquidation or similar proceeding or have a negative net worth (as set forth in such sublessee's most recent available financial statements), and (G) such sublease shall be assigned to the Owner Trustee as security for the Lessee's obligations hereunder and under the other Operative Agreements and further assigned by the Owner Trustee to the Indenture Trustee as additional collateral under the Indenture, in each case pursuant to agreements in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, and the Lessee shall cause such agreements (or financing statements or other notices with respect thereto) to be filed in all public offices necessary to perfect the rights of the Owner Trustee and the Indenture Trustee in such sublease.

No assignment or sublease of any of the rights of the Lessee hereunder shall relieve the Lessee of any of its obligations, liabilities or duties hereunder which shall be and remain those of a principal and not a guarantor.

SECTION 10. LIENS.

     The Lessee agrees that it will keep the Leased Property free and clear of any and all Liens other than Permitted Encumbrances. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien if the same shall arise at any time.

SECTION 11. OWNERSHIP AND MARKING.

     (a) Ownership. The Lessee acknowledges and agrees that it does not and will not have or obtain any title to the Facility, nor any property right or interest, legal or equitable, therein except its right and interest as lessee hereunder and subject to all the terms hereof. The Lessee understands and acknowledges that the Facility is owned by the Owner Trustee, and mortgaged to the Indenture Trustee pursuant to the Indenture.

     (b) Facility Personal Property. It is the intent of the parties hereto that the Facility shall be and remain personal property notwithstanding the manner in which the Facility may be attached or affixed to realty. Further, the Lessee and the Owner Trustee agree that the Facility shall for purposes of the laws of the State of Oregon be personal property and not real property. In the event that, notwithstanding the foregoing, a court of competent jurisdiction shall make a final determination that some part or portion of the Facility constitutes real property under Applicable Law, then this Lease shall be deemed to be and shall be construed as a divisible and severable contract between the Owner Trustee and the Lessee for the leasing of, respectively, (i) the part or portion of the Facility so determined to constitute real property under Applicable Law and (ii) the remainder of the Facility, all to the same extent and with the same force and effect as though a separate lease had been entered into by the Owner Trustee and the Lessee in respect of the part or portion of the Facility so determined to constitute real property and the remainder of the Facility, and the amount of each installment of Rent payable in respect of the part or portion of the Facility so determined to constitute real property shall bear the same relationship to the aggregate amount of such installment of Rent as the cost to the Owner Trustee of such part or portion of the Facility so determined to constitute real property shall bear to the Facility Cost.

     There shall be no merger of this Facility Lease nor of the leasehold estate created hereby with any other estate in the Facility or the Site, or any part thereof, by reason of the fact that the same Person may acquire or own such estates, directly or indirectly.

     (c) Marking. The Lessee shall promptly cause each component of the Facility identified in Exhibit A hereto to be plainly, permanently and conspicuously marked by stenciling or by a metal tag or plate affixed thereto, setting forth the following legend:

          THIS FACILITY IS OWNED BY WILMINGTON TRUST COMPANY AS OWNER TRUSTEE, IS LEASED BY SAID OWNER TRUSTEE TO POPE & TALBOT, INC. AND IS SUBJECT TO A SECURITY INTEREST GRANTED TO FIRST SECURITY BANK, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE.

The Lessee covenants and agrees to replace any stenciling, tag or plate and sign or marker which may be removed or destroyed or become illegible and to indemnify each Indemnified Party against any liability, loss or expense incurred by any of them as a result of the failure to maintain such markings.

SECTION 12. DISCLAIMER OF WARRANTIES; NET LEASE.

     (a) Disclaimer of Warranties. Without waiving any claim the Lessee or the Owner Trustee may have against any seller, supplier or manufacturer, the Lessee acknowledges and agrees that (i) the Leased Property is of a design, capacity and manufacture selected by the Lessee, (ii) the Lessee is satisfied that the Leased Property is suitable for its purposes, (iii) the Owner Trustee is not a manufacturer nor a dealer in property of such kind, (iv) the Leased Property is leased hereunder subject to the rights of any parties in possession of the Site and the state of the title to the Site and the rights of ownership in the Site at the time the Leased Property becomes subject to this Lease and to all applicable zoning regulations, restrictions, laws and ordinances, building restrictions, and other laws and governmental regulations now in effect or hereafter adopted and in the state and condition of every part thereof when the same first becomes subject to this Lease, without representation or warranty of any kind by the Owner Trustee, and (v) THE OWNER TRUSTEE LEASES THE LEASED PROPERTY AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED AS TO (A) THE FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY OF THE LEASED PROPERTY, (B) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, (C) THE OWNER TRUSTEE'S TITLE THERETO OR INTEREST THEREIN, (D) THE LESSEE'S RIGHT TO THE QUIET

ENJOYMENT THEREOF, OR (E) ANY OTHER MATTER WHATSOEVER. It is agreed that, as between the Indemnified Parties and the Lessee, all risks incident to the matters discussed in the preceding sentence are to be borne by the Lessee. The provisions of this Section 12 have been negotiated by the Owner Trustee and the Lessee and are intended to be a complete exclusion and negation of any representations or warranties of the Indemnified Parties, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise.

     (b) Net Lease; Non-Terminability. (i) This Lease is a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Leased Property by the Lessee, including the costs and expenses particularly set forth in this Lease. The Rent which the Lessee is obligated to pay shall be paid without notice or demand and without set-off (other than with respect to Periodic Site Rent as expressly provided in Section 4(b)), counterclaim, abatement, suspension, deduction or defense.

     (ii) Except as otherwise expressly provided, this Lease shall not terminate, nor shall the Lessee have any right to terminate this Lease or be entitled to abatement, suspension, deferment or reduction of any Rent which the Lessee is obligated to pay hereunder, nor shall the obligations hereunder of the Lessee be affected, by reason of (A) any defect in the condition, merchantability, design, construction, operation, durability, quality or fitness for use of the Leased Property or any portion thereof or the failure of the Leased Property to comply with all Applicable Laws, including any inability to use the Leased Property by reason of such non-compliance; (B) any defect in title or rights to the Leased Property, or the existence of any Liens with respect to the Leased Property or any part thereof; (C) any damage to, removal, abandonment, salvage, loss, theft, contamination of, scrapping or destruction of the Leased Property or any portion thereof; (D) the taking of the Leased Property or any portion thereof by condemnation, confiscation, requisition, eminent domain or otherwise; (E) any prohibition, limitation, restriction, prevention, interruption, cessation or curtailment of or interference with any use or possession of the Leased Property or any portion thereof, or any eviction by paramount title or otherwise; (F) the termination or loss of the Owner Trustee's interest under the Site Lease or any other lease, sublease, right-of-way, easement or other interest in personal or real property upon or to which any portion of the Leased Property is located, attached or appurtenant or in connection with which any portion of the Leased Property is used or which otherwise affects or may affect the Owner Trustee's ownership of or right to use the Leased Property or any portion thereof; (G) the inadequacy or incorrectness of the description of any portion of the Leased Property or the failure of this Lease to demise to the Lessee the Leased Property or any portion thereof; (H) the Lessee's acquisition or ownership of all or any part of the Leased Property otherwise than pursuant to an express provision of this Lease; (I) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Owner Trustee, the Indenture Trustee or any Participant; (J) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Owner Trustee, the Indenture Trustee, any Participant or any other

Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Owner Trustee, the Indenture Trustee, any Participant or any other Person, or by any court in any such proceeding; (K) any setoff, counterclaim, recoupment, defense or other right or claim that the Lessee has or might have against any Person, including without limitation the Owner Trustee, the Indenture Trustee, any Participant or any vendor, manufacturer, contractor of or for the Leased Property for any reason whatsoever; (L) any failure on the part of the Owner Trustee or any other Person to perform or comply with any of the terms of this Lease, of any other Operative Agreement or of any other agreement or any breach of any representation or warranty of, or any act or omission of the Lessee, the Owner Trustee, the Indenture Trustee or any Participant under this Lease or any of the other Operative Agreements, or any claims, rights or remedies occurring or arising as a result of any other business dealings between or among the Lessee and any of the Owner Trustee, the Indenture Trustee and any Participant; (M) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Agreements or any provision of any thereof or any lack of right, power or authority of the Lessee, the Owner Trustee, the Indenture Trustee or any Participant to enter into any Operative Agreement or any of the transactions contemplated thereby;
(N) the impossibility or illegality of performance by the Lessee, the Owner Trustee, the Indenture Trustee, any Participant or any of them; (O) any action by any court, administrative agency or other Governmental Authority; or (P) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing, it being the intention of the parties hereto that the obligations of the Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Lease.

     Each Rent payment made pursuant to this Lease by Lessee shall be final and the Lessee will not seek to recover all or any part of such payment from the Owner Trustee, the Indenture Trustee or any Participant for any reason whatsoever. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein or as otherwise agreed, the Lessee nonetheless agrees to pay to the Owner Trustee or to whomsoever shall be entitled thereto, an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. The obligation of the Lessee in the immediately preceding sentence shall survive the expiration or termination of this Lease other than in accordance with its terms. Nothing contained in this Section 12(b) shall be construed to otherwise limit the right of the Lessee to make any claim it might have against the Owner Trustee or any other Person or to pursue such claim in such manner as the Lessee shall deem appropriate.

     The Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Owner Trustee or the Owner Participant or any assignee of the Owner Trustee or the Owner Participant or any other action with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Owner Trustee or of any assignee of the Owner Trustee or by any court or any of the foregoing actions which may be taken by or against any of the Owner Trustee's predecessors in interest in the Facility.

     Except as expressly provided herein, the Lessee waives all rights now or hereafter conferred by law (y) to quit, terminate, rescind or surrender this Lease or the Leased Property or any part thereof, or (z) to any abatement, suspension, deferment, return or reduction of the Rent.

SECTION 13. CASUALTY OCCURRENCES; CONDEMNATION; EARLY TERMINATION; ETC.

     (a) Casualty Occurrence. In the event of a Casualty Occurrence, the Lessee shall promptly and fully inform the Owner Trustee and the Indenture Trustee in writing in regard thereto and shall, on the Casualty Termination Date, pay to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) an amount equal to the sum of
(i) the Casualty Value of the Facility determined as of the Casualty Termination Date, (ii) if the Casualty Termination Date is a Rent Payment Date, any Periodic Rent (other than Periodic Rent payable "in advance" on such date) and the Periodic Site Rent due on the Casualty Termination Date, and (iii) all other Supplemental Rent then due. Notwithstanding such Casualty Occurrence, the Lessee's obligation to pay Rent hereunder due and payable as to the Facility on or prior to the payment date of such Casualty Value shall continue. Upon receipt by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) of such payments and all other sums then due and payable by the Lessee under this Lease and the other Operative Agreements and release of the Lien of the Indenture pursuant to
Section 9.01 thereof, this Lease shall terminate, and the Owner Trustee will transfer to the Lessee all the Owner Trustee's right, title and interest, if any, in and to the Leased Property on an "as-is", "where-is" basis, without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company.

     (b) Certain Government Requisitions. In the event that during the Term the use of the Leased Property is requisitioned or taken by any Governmental Authority under the power of eminent domain or otherwise under circumstances which do not constitute a Casualty Occurrence in respect thereof, the Lessee's duty to pay Periodic Rent, Periodic Site Rent and Supplemental Rent shall continue for the duration of such requisition or taking. Unless a Default or Event of Default shall have occurred and be continuing, the Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Authority as compensation for requisition or taking of possession. If a Default or Event of Default shall have occurred and be continuing, the Lessee shall be deemed to the extent of any such compensation so received to be the agent of the Owner Trustee in collecting and receiving the same and shall segregate and hold in trust and promptly remit any such compensation so received to the Owner Trustee for crediting against any sums then due and owing hereunder to the Owner Trustee, its successors and assigns.

     (c) Application of Payments with Respect to a Casualty Occurrence. The Owner Trustee shall receive the entire amount payable by any Governmental Authority or instrumentality or agency thereof or other Person with respect to a Casualty Occurrence (other than proceeds of insurance maintained by the Lessee, the application of which shall be governed by Section 7 hereof). Such amount, after deducting all expenses, including attorneys' fees, incurred by the Owner Trustee in or as a result of such condemnation proceedings shall be applied promptly as follows: so much of such payments as shall not exceed the Casualty Value required to be paid by the Lessee pursuant to Section 13 shall be applied in reduction of the Lessee's obligation to pay such Casualty Value, if not already paid by the Lessee, or, if already paid by the Lessee and no Default or Event of Default exists, shall be applied to reimburse the Lessee for its payment of such Casualty Value. The balance, if any, of such payments shall be retained by the Owner Trustee, unless, prior to the Casualty Occurrence, the Lessee shall have irrevocably exercised (subject to Section 19(e)) its option to purchase the Facility, the Casualty Value for the Facility shall have been determined pursuant to Section 19(e) and the Lessee shall have paid in full all sums due and owing by the Lessee under this Lease or any of the other Operative Agreements, in which event the balance shall be paid to the Lessee.

     (d) Early Termination. So long as no Default or Event of Default shall have occurred and be continuing, the Lessee may, upon not less than 180 days' prior written notice to the Owner Trustee (which notice shall not be revocable without the consent of the Owner Participant), terminate this Lease on or after the seventh anniversary of the Closing Date (or, if earlier, the date referred to in clause (ii) of the second paragraph of Section 8(d)) or as of any succeeding Rent Payment Date if the Facility, in the good faith judgment of the Lessee as determined by the Board of Directors, shall have become uneconomic, obsolete or surplus to the needs of the Lessee so as to be no longer useful in the conduct of Lessee's business. Such written notice shall designate the date on which termination is to become effective, which shall be a date set forth on Schedule 3 hereto (the "Termination Date") and shall be accompanied by a certified copy of the resolutions of the Board of Directors making such determination and by an Officer's Certificate of the Lessee setting forth the determination that the Facility has become uneconomic, obsolete or surplus to the needs of Lessee and a statement in reasonable detail of the basis for such determination. For the purposes of this Section 13(d), interest rates payable by the Lessee on its indebtedness for borrowed money or finance charges payable by the Lessee in connection with the acquisition of its equipment under conditional sale contracts, leases or other arrangements for deferred payment shall be disregarded in the determination of any right of termination provided herein. Following the giving of such notice, the Lessee, as agent for the Owner Trustee, shall dispose of the Facility and transfer all of the Owner Trustee's right, title and interest in and to the Site Lease on the Termination Date for the best price obtainable unless the Owner Participant shall notify the Lessee that it elects to retain ownership of the Facility in accordance with and to the extent permitted by the last paragraph of this Section 13(d), provided that no such disposition shall be to the Lessee or any Affiliate of the Lessee. The Lessee shall certify to the Owner Trustee in writing the amount of each bid so received and the name and address of the party submitting such bid promptly upon receipt thereof. The Owner Trustee may obtain bids, but shall be under no duty to solicit bids, inquire into the efforts of the Lessee to obtain bids or otherwise take any action in connection with arranging such dispositions. Prior to such disposition and after such termination, the Facility shall not be used by the Lessee or any Affiliate of the Lessee.

     Any disposition pursuant to this Section 13(d) shall be on an "as-is", "where-is" basis, without recourse, representation or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. At such time as the Secured Indebtedness shall have been fully paid and satisfied, the Indenture Trustee shall release the Lien of the Indenture pursuant to Section 9.01 thereof. In disposing of the Facility, the Lessee shall take such action as the Owner Trustee shall reasonably request to terminate any contingent liability which the Owner Trustee or the Owner Participant might have arising out of such disposition. The Lessee shall remain liable under all provisions of this Lease (other than its obligation to pay Periodic Rent and Periodic Site Rent for the period after the Termination Date as of which Termination Value is determined) as if this Lease were in full force and effect, until such time as the Facility shall have been disposed of in accordance with the provisions of this Section 13(d). If, on the Termination Date, (x) the Owner Participant shall not have elected to retain the Facility, (y) the Facility shall have not been sold pursuant to and in accordance with the provisions of this Section 13(d) or (z) the Lessee does not make all payments required pursuant to and in accordance with the provisions of this Section 13(d), Lessee's notice of termination shall be deemed to be withdrawn as of such date and this Lease shall continue in full force and effect with respect to the Facility and the Lessee shall pay the reasonable costs, expenses and liabilities incurred by the Owner Trustee, the Indenture Trustee and the Participants as a result of Lessee's having given such notice of termination.

     Any proceeds from the disposition of the Facility pursuant to this Section 13(d) shall be paid to and retained by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee). In the case of a disposition of the Facility pursuant to this Section 13(d), on the Termination Date, the Lessee shall pay to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) (i) all payments of any Periodic Rent (other than Periodic Rent payable "in advance" on the Termination Date) and Periodic Site Rent through and including the Termination Date, (ii) the excess, if any, of (A) the Termination Value of the Facility as of the Termination Date, over
(B) the net cash proceeds from the disposition of the Facility pursuant to this
Section 13(d) (after the deduction of all costs and expenses of the Lessee, the Owner Trustee, the Indenture Trustee and the Participants that have not been previously paid by the Lessee in connection with such disposition) received by the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) and the Persons entitled thereto, (iii) an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Notes to be prepaid in accordance with Section 2.10(b) of the Indenture and (iv) all other sums then due and payable by the Lessee under this Lease and the other Operative Agreements. Any amount of such net proceeds in excess of such payments by the Lessee shall be retained by the Owner Trustee or the Indenture Trustee, as the case may be.

     The Owner Trustee may, at any time prior to 15 days prior to the Termination Date, give written notice to Lessee and the Indenture Trustee that the Owner Trustee elects irrevocably to terminate this Lease with respect to the Facility on the Termination Date. On the Termination Date the Owner Participant shall pay to the Indenture Trustee sufficient funds to enable the Owner Trustee to pay in full the aggregate unpaid principal amount of all Notes then outstanding, together with accrued interest thereon to such Termination Date, plus the Make-Whole Amount, if any, thereon and all other Secured Indebtedness due and payable on such Termination Date to the holders of the Notes under the Operative Agreements (but without relieving the Lessee of its obligations to make all payments of Supplemental Rent owed by the Lessee in connection therewith under the last sentence of Section 4(c)). Effective on full payment to the Indenture Trustee of all the foregoing amounts and on the Lessee's full payment of the installment of Periodic Rent (other than Periodic Rent payable "in advance" on the Termination Date) and Periodic Site Rent due on such Termination Date plus all other amounts of Rent due on or prior to such Termination Date including, without limitation, Supplemental Rent in the amount of the Make-Whole Amount, if any, due to the Indenture Trustee under the preceding sentence, this Lease shall terminate; provided that this Lease, notwithstanding anything else to the contrary contained herein, shall continue in full force and effect unless such amounts are paid in full. If, after giving an irrevocable notice, the Owner Participant fails to make the required payment on the Termination Date, the Owner Trustee shall have no further rights to make the election provided for under this paragraph.

SECTION 14. ASSIGNMENT BY OWNER TRUSTEE.

     (a) Right to Assign. This Lease and all Rent and all other sums due or to become due hereunder may be assigned as collateral security for the Secured Indebtedness in whole or in part by the Owner Trustee without the consent of the Lessee, but the Lessee shall be under no obligation to any assignee of the Owner Trustee (other than the Indenture Trustee) except upon written notice of such assignment from the Owner Trustee. Upon notice to the Lessee of any such assignment, the Rent and other sums payable by the Lessee which are the subject matter of the assignment shall be paid to or upon the written order of the assignee. Such notice is hereby given of the assignment of this Lease and all the Rent and other sums due and to become due under this Lease (other than Excepted Property) to the Indenture Trustee under and pursuant to the Indenture, and the Lessee agrees to make all payments of Rent hereunder (including, without limitation, Rent constituting Excepted Property) in accordance with the provisions of Section 4.

     (b) Obligation and Right of Assignee. Any assignee pursuant to this Section 14 shall not be obligated to perform any duty, covenant or condition required to be performed by the Owner Trustee under any of the terms hereof, but on the contrary, the Lessee and the Owner Trustee by their respective executions hereof each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by the Owner Trustee shall survive any such assignment and shall be and remain the sole liability of the Owner Trustee. Without limiting the foregoing, the Lessee acknowledges and agrees that the rights of such assignee in and to the Rent shall not be subject to any abatement whatsoever, and shall not be subject to any defense, setoff, counterclaim or recoupment or reduction of any kind for any reason whatsoever whether by reason of failure of or defect in the Owner Trustee's title or any interruption from whatsoever cause in the use, operation or possession of the Leased Property or any part thereof or any damage to or loss or destruction of the Leased Property or any part thereof or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Owner Trustee or of any other Person to the Lessee or to any other Person, or for any cause whatsoever, it being the intent hereof that the Lessee shall be unconditionally and absolutely obligated to pay such assignee all of the Rent, subject only to the provisions of the Indenture relating to Excepted Property.

     (c) Amendments; Exercise of Remedies. Unless and until the Lessee shall have received written notice from the Indenture Trustee that the Lien of the Indenture has been released (i) no amendment or modification of, or waiver by or consent or approval of the Owner Trustee in respect of, any of the provisions of this Lease shall be effective unless the Indenture Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent thereto, and (ii) except as otherwise provided in the Indenture, the

Indenture Trustee shall have the sole right to exercise all rights, privileges and remedies and to make elections, demands or the like and to take any other discretionary action (either in its own name or in the name of the Owner Trustee for the use and benefit of the Indenture Trustee) which by the terms of this Lease or by Applicable Law are permitted or provided to be exercised by the Owner Trustee.

SECTION 15. DEFAULTS.

     (a) Events of Default. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) The Lessee shall default in the payment when due of any installment of Periodic Rent or of Periodic Site Rent or of any Casualty Value or Termination Value payable pursuant to Section 13 or Early Purchase Price payable pursuant to Section 19 and such default shall continue for a period of five Business Days; or

          (ii) The Lessee shall default in the payment of any Supplemental Rent (other than Casualty Value, Termination Value or Early Purchase Price) and such default shall continue for a period of five Business Days after written notice thereof shall have been received by the Lessee; or

          (iii) The Lessee shall default in the observance or performance of any covenant required to be observed or performed by the Lessee under Section 6.2, Section 6.3 or Section 10 (which in the case of a default under Section 10 shall have been continuing for a period of five Business Days) or shall default in the maintenance of the insurance coverage required by
     Section 7 or shall make or permit any unauthorized assignment or transfer of this Lease, or of the Lessee's interest in the Leased Property, or any portion thereof or, for any reason whatsoever, shall fail to complete construction of the CLO2 System on or prior to January 31, 2001 and otherwise within the limitations of Section 6 of the Participation Agreement; or

          (iv) The Lessee shall default in the observance or performance of any other covenant required to be observed or performed by the Lessee hereunder or under any other Lessee Agreement and such default shall continue for more than 30 days after the earlier of (A) the day on which a Responsible Officer of the Lessee first obtains knowledge of such default, or (B) the day on which written notice thereof shall have been received by the Lessee, or such longer period, not to exceed 90 days, as may be necessary to cure any such default that can be cured within such period, so long as the Lessee is diligently proceeding to cure such default and such default does not involve any material danger of the sale, forfeiture or loss of any part of the Leased Property; or

          (v) Any representation or warranty made by the Lessee herein or in any other Lessee Agreement (except the Tax Indemnity Agreement) or in any statement or certificate furnished by the Lessee to the Owner Trustee or the Indenture Trustee or any

     Participant in connection with the transactions contemplated by the Operative Agreements or furnished by the Lessee pursuant hereto proves untrue in any material respect as of the date of issuance or making thereof; or

          (vi) A custodian, liquidator, trustee, receiver or similar official is appointed for the Lessee or any Subsidiary or for the major part of the Property of either and is not discharged within 60 days after such appointment; or

          (vii) The Lessee or any Material Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Lessee or any Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee, receiver or similar official for the Lessee, such Subsidiary or for the major part of the Property of any of them; or

          (viii) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Lessee or any Subsidiary and, if instituted against the Lessee or any Subsidiary, are consented to or are not dismissed within 60 days after such institution; or

          (ix) The Lessee, or any Person on behalf of the Lessee, shall contest or deny the validity or enforceability of this Lease or the other Lessee Agreements or its obligations hereunder or thereunder; or

          (x) An order or decree requiring a split-up or divestiture of the Lessee is outstanding against the Lessee and such order or decree remains unstayed and in effect for more than 30 consecutive days.

     (b) Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) may, at its option, declare this Lease to be in default by a written notice to the Lessee (provided that no such written notice shall be required with respect to any Event of Default under Section 15(a)(vi), (vii) or
(viii)) and at any time thereafter, so long as the Lessee shall not have remedied all outstanding Events of Default, the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) may do one or more of the following as the Owner Trustee or the Indenture Trustee, as the case may be, in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

          (i) the Owner Trustee or the Indenture Trustee, as the case may be, may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach thereof;

          (ii) the Owner Trustee or the Indenture Trustee, as the case may be, may, upon 10 days prior written notice to the Lessee, (provided that no such written notice shall be required with respect to any Event of Default under Section 15(a)(vi), (vii) or (viii)) terminate this Lease, and, whether or not this Lease has been so terminated, enter upon the Site and take immediate possession of the Facility and the Site and remove all or any part of the Facility by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

          (iii) the Owner Trustee or the Indenture Trustee, as the case may be, may sell the Facility and its interest in the Site Lease Property or any part thereof at public or private sale, as the Owner Trustee or the Indenture Trustee, as the case may be, may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (vi) below if the Owner Trustee or the Indenture Trustee, as the case may be, elects to exercise its rights under said paragraph), in which event the Lessee's obligation to pay Periodic Rent and Periodic Site Rent hereunder for the period commencing on the date of such sale shall terminate (except to the extent that Periodic Rent or Periodic Site Rent, as the case may be, is to be included in computations under paragraph (v) or paragraph (vi) below if the Owner Trustee or the Indenture Trustee, as the case may be, elects to exercise its rights under either of said paragraphs);

          (iv) the Owner Trustee or the Indenture Trustee, as the case may be, may hold, keep idle or lease to others the Leased Property or any part thereof, as the Owner Trustee or the Indenture Trustee, as the case may be, in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Lessee's obligation to pay Periodic Rent and Periodic Site Rent for the period commencing when the Lessee shall have been deprived of possession pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by the Owner Trustee or the Indenture Trustee, as the case may be, from leasing the Leased Property or such part to any person other than the Lessee for any period during the Term;

          (v) whether or not the Owner Trustee or the Indenture Trustee, as the case may be, shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (i), (ii), (iii) or (iv) above, the Owner Trustee or the Indenture Trustee, as the case may be, by written notice to the Lessee specifying a payment date which shall be not earlier than 10 days after the date of such notice, may demand that the Lessee pay to the Owner Trustee or the Indenture Trustee, as the case may be, and the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Rent and Periodic Site Rent due after the Rent Payment Date coinciding with or immediately preceding the payment date specified in such notice), any unpaid Periodic Rent and Periodic Site Rent due for all periods up to and including the Rent Payment Date next succeeding the date of such notice and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner Trustee or the Indenture Trustee, as the case may be, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus whichever of the following amounts the Owner Trustee or the Indenture Trustee, as the case may be, in its sole discretion, shall specify in such notice (together with interest on such amount at the Late Rate from the payment date specified in such notice to the date of actual payment): (A) an amount equal to the excess, if any, of the Casualty Value (plus interest at the Late Rate on such Casualty Value from the Rent Payment Date as of which such Casualty Value was calculated to the payment date specified in such notice) computed as of the Rent Payment Date coinciding with or immediately preceding the payment date specified in such notice, over the fair market rental value (computed as hereafter in this Section 15(b) provided) of the Facility for the remainder of the then current Term after discounting such fair market rental value to present worth as of the payment date specified in such notice at a discount rate equal to the Specified Rate in effect on the date of such notice, compounded semiannually on the Rent Payment Dates; or (B) an amount equal to the excess, if any, of the Casualty Value (plus interest at the Late Rate on such Casualty Value from the Rent Payment Date as of which such Casualty Value was calculated) computed as of the payment date specified in such notice over the fair market sales value of the Facility (computed as hereafter in this Section 15(b) provided) as of the payment date specified in such notice;

          (vi) if the Owner Trustee or the Indenture Trustee, as the case may be, shall have sold the Facility and its interest in the Site Lease Property pursuant to paragraph (iii) above, the Owner Trustee or the Indenture Trustee, as the case may be, in lieu of exercising its rights under paragraph (v) above, may, if it shall so elect, demand that the Lessee pay to the Owner Trustee or the Indenture Trustee, as the case may be, and the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Periodic Rent and Periodic Site Rent due for periods up to and including the Rent Payment Date next following the date of such sale and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner Trustee, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus the amount of any deficiency between the net after tax cash out-of-pocket proceeds of such sale and the Casualty Value of the Facility, computed as of the Rent Payment Date next following the date of such sale, together with interest at the Late Rate on the amount of such deficiency from the Rent Payment Date as of which such Casualty Value is computed until the date of actual payment;

          (vii) In lieu of exercising its rights under paragraph (v) above, the Owner Trustee or the Indenture Trustee, as the case may be, may by notice to the Lessee require the Lessee to pay on demand to the Owner Trustee or the Indenture Trustee, as the case may be, and the Lessee hereby agrees that it will so pay to the Owner Trustee or the Indenture Trustee, as the case may be, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Rent and Periodic Site Rent due after the Rent Payment Date next succeeding the date of such notice) any unpaid Periodic Rent and Periodic Site Rent due for all periods up to and including the Rent Payment Date next succeeding the date of such notice and any and all unpaid Supplemental Rent due hereunder before or during the exercise of remedies hereunder, including, without limitation, all legal fees and other costs and expenses incurred by the Owner Trustee, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, plus an amount equal to Casualty Value computed as of the Rent Payment Date next succeeding the date of such notice (or if such date is a Rent Payment Date, then computed as of such Rent Payment Date), together with interest, to the extent permitted by law, at the Late Rate on such amount of Casualty Value from the date as of which such Casualty Value was computed to the date of actual payment; and upon such payment of liquidated damages and the payment of all other Rent then due hereunder, the Owner Trustee or the Indenture Trustee, as the case may be, shall assign and transfer the Facility and its interest in the Site Lease Property to Lessee, as-is, where-is, without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company, and the Owner Trustee or the Indenture Trustee, as the case may be, shall execute and deliver such documents evidencing such assignment and transfer as the Lessee, at its sole cost and expense, shall reasonably request. In addition, promptly after the Lessee makes the payment of Casualty Value as aforesaid, the fair market sales value of the Facility as of the date of which Casualty Value was determined will be determined. If the fair market sales value of the Facility as of such date is determined to exceed the Casualty Value paid pursuant to the first sentence of this paragraph (vii), the Lessee shall, within 30 days after such determination, pay the amount of such excess to the Owner Trustee or the Indenture Trustee, as the case may be; and

          (viii) the Owner Trustee may exercise any other right or remedy which may be available to it under Applicable Law.

     In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by the Owner Trustee, the Indenture Trustee or any Participant by reason of the occurrence of any Event of Default or the exercise of the remedies with respect thereto, including all costs and expenses incurred in connection with the surrender of the Leased Property or redelivery of the Facility in accordance with Section 16 hereof or in placing the Leased Property in the condition required by said Section 16 and any premium payable on the Notes. For the purpose of paragraphs (v) and (vii) above, the "fair market rental value" or the "fair market sales value" of the Leased Property shall mean such value as determined by the Owner Trustee or the Indenture Trustee, as the case may be. Such fair market sales value and such fair market rental value shall be determined on the basis specified in Section 19, except that the assumptions set forth in clause (i) of Section 19(a) shall not be made (unless the Facility is still located at the Site, in which case the then remaining Site Lease Term shall be considered), but such determination shall instead be made on an "as-is, where-is" basis, taking into account the actual condition and location of the Facility. At any sale pursuant to this Section 16, any Participant may bid for and purchase the Facility and the Owner

Trustee's interest in the Site Lease Property. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Trustee or the Indenture Trustee, as the case may be, to sell, lease or otherwise use the Leased Property in mitigation of the Lessee's damages as set forth in this Section 16 or which may otherwise limit or modify any of the Owner Trustee's or the Indenture Trustee's, as the case may be, rights and remedies in this Section 16.

SECTION 16. RETURN OF FACILITY TO OWNER TRUSTEE.

     (a) Surrender at Site. Except in the event that the Facility shall be sold to a third party pursuant to Section 13 or the Lessee shall purchase the Facility pursuant to Section 19, but including return of the Facility on account of the exercise of remedies pursuant to Section 15(b) hereof, the Lessee will at its own expense surrender possession of the Leased Property to the Owner Trustee or (if the Secured Indebtedness has not been fully paid and satisfied) the Indenture Trustee, at the Site at the end of the Term hereof.

     At the time of such surrender,

          (i) the Lessee shall also surrender to the Owner Trustee one copy of the Plans and all other logs, catalogs, software, documents, instruments, plans, maps, surveys, blueprints, diagrams, schematics, property casualty inspection reports, fire and boiler inspection reports, as built diagrams, specifications, manuals, technical drawings and other materials relating to the Leased Property and the Technology;

          (ii) all equipment which is leased under this Facility Lease shall be in such condition that it is capable of performing the task for which it was originally intended at its design rating or capacity; furthermore, it shall be capable of immediately being used by a second user without the need for major overhaul, refurbishment or replacement for a period of not less than ten (10) years from the expiration of the Basic Term, normal routine maintenance procedures and associated expenses excepted;

          (iii) all equipment which is part of the Facility shall be properly lubricated and all surfaces and components shall be properly coated with a protective coating from the elements;

          (iv) the Leased Property shall be free from all Liens except those for which the Owner Trustee or the Owner Participant is responsible under
     Section 8 of the Participation Agreement, Liens described in clauses (f),
     (g) and (h) of the definition of "Permitted Encumbrances" and the exceptions to title described in Schedule B to the Title Policy issued on the Closing Date to the Owner Trustee;

          (v) the Facility shall be immediately capable of being operated at the Site by an operator other than the Lessee or any Affiliate of the Lessee without the need for any Alterations;

          (vi) the Facility shall be in compliance in all material respects with all then existing Applicable Laws governing its use, operation and sale;

          (vii) any Hazardous Materials, other than those used in the normal operation of the Facility and used and stored in compliance with Environmental Laws, shall have been removed from the Leased Property by a licensed waste disposal firm, provided that upon the written request of the Owner Trustee, the Lessee shall also remove Hazardous Materials used in the normal operation of the Facility which have been used and stored in compliance with Environmental Laws to the extent that such Hazardous Materials are not useable in the normal operation of the Facility or salable; and

          (viii) the Leased Property shall be in at least the operating condition required by the terms hereof, including, without limitation, the provisions of Section 8(a).

     (b) Engineer's Report. Unless the Lessee has exercised its option to purchase the Facility and has paid all amounts due and owing in connection therewith, not less than 90 days and not more than 180 days prior to the last day of the Term (or the date on which the Facility is otherwise returned to the Owner Trustee or the Indenture Trustee in the event that the Secured Indebtedness has not been fully paid and satisfied), the Lessee shall provide to the Owner Trustee, the Owner Participant, and the Indenture Trustee (in the event that the Secured Indebtedness has not been fully paid and satisfied) an inspection report prepared by a qualified independent engineer selected by the Lessee and reasonably satisfactory to the Owner Trustee, the Owner Participant, and the Indenture Trustee (in the event that the Secured Indebtedness has not been fully paid and satisfied) certifying whether or not the Facility is (i) in good working order, (ii) capable of performing substantially at the original manufacturer's performance specifications at the time the Facility was originally designed and (iii) capable of performing at its Design Capacity. In the event that such report indicates that the Facility does not satisfy the requirements of clause (i), (ii) or (iii) of the preceding sentence, the Owner Trustee or the Indenture Trustee (in the event that the Secured Indebtedness has not been fully paid and satisfied) may elect either (A) to deem that the Leased Property is not returned until the earlier of (1) the date on which the Facility is properly repaired to satisfy such requirements and (2) one year after the last day of the Term, in which case the Lessee shall continue to be obligated under all the terms and conditions of this Lease (including without limitation the provisions relating to insurance, indemnification and risk of loss), except that the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be, but the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, as liquidated damages, and not as a penalty, for the failure of the Lessee to return the Leased Property to the Owner Trustee or the Indenture Trustee, as the case may be, at the expiration of the Term as required by the provisions of this Section 16, an amount equal to 120% of the daily equivalent of (y) the arithmetic average of the Periodic Rent during the Basic Term, or (z) if the failure to return occurs after a Renewal Term, the arithmetic average of the Periodic Rent during such Renewal Term, or (B) to terminate this Lease, in which case the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, the Termination Value. If the Owner Trustee or the Indenture Trustee, as the case may be, elects the option specified in clause (A) above and the Facility has not been properly repaired one year after the last day of the Term, the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, the Termination Value for the Facility and title to the Facility shall vest in the Lessee upon such payment.

     (c) Environmental Report. Unless the Lessee has exercised its option to purchase the Facility and has paid all amounts due and owing in connection therewith, not less than 90 days and not more than 180 days prior to the last day of the Term (or the date on which the Facility is otherwise returned to the Owner Trustee or the Indenture Trustee, as the case may be), the Lessee shall provide to the Owner Trustee the Owner Participant, and the Indenture Trustee (in the event that the Secured Indebtedness has not been fully paid and satisfied) an inspection report prepared by a reputable environmental consulting firm selected by the Owner Trustee and reasonably satisfactory to the Owner Participant or the Indenture Trustee, as the case may be, certifying whether or not the Site and the Facility are in compliance with CERCLA, RCRA and in all material respects with all other then existing Environmental Laws. In the event that such report indicates that the Site or the Facility is not in compliance with all then existing Environmental Laws or that Remedial Action could be required at the Leased Property, the Owner Trustee or the Indenture Trustee, as the case may be, may elect either (A) to deem that the Leased Property is not returned until the earlier of (1) the date on which the Site and the Facility are in compliance with all then existing Environmental Laws and (2) one year after the last day of the Term, in which case the Lessee shall continue to be obligated under all the terms and conditions of this Lease (including without limitation the provisions relating to insurance, indemnification and risk of loss), except that the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be, but the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, as liquidated damages, and not as a penalty, for the failure of the Lessee to return the Leased Property to the Owner Trustee or the Indenture Trustee, as the case may be, at the expiration of the Term as required by the provisions of this Section 16, an amount equal to 120% of the daily equivalent of (y) the arithmetic average of the Periodic Rent during the Basic Term, or (z) if the failure to return occurs after a Renewal Term, the arithmetic average of the Periodic Rent during such Renewal Term, or
(B) to terminate this Lease, in which case the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, the Termination Value for the Facility and title to this Facility shall vest in the Lessee upon such payment. If the Owner Trustee or the Indenture Trustee, as the case may be, elects the option specified in clause (A) above and the Facility has not been properly repaired one year after the last day of the Term, the Lessee shall pay to the Owner Trustee or the Indenture Trustee, as the case may be, the Termination Value for the Facility.

     (d) Storage. Following the surrender of the Facility as provided in Section 16(a) above, upon the written request of the Owner Trustee or the Indenture Trustee, as the case may be, the Lessee agrees to store the Facility at the Site in the condition requested by the Owner Trustee or the Indenture Trustee, as the case may be, at the expense of the Lessee for a period of one year. The Owner Trustee or the Indenture Trustee, as the case may be, may during the storage period obtain bids for purchase of the Facility on an "as-is", "where is" a basis, and at its sole option, may elect to accept or reject any such bids for the Facility. The Lessee shall continue to be obligated under all the terms and conditions of this Lease (including without limitation the provisions relating to insurance (to the extent such insurance is commercially reasonably available to the Lessee), indemnification and risk of loss (to the extent the insurance is commercially reasonably available to the Lessee)) during the storage period set forth above, except that, the Lessee shall not be required to pay Periodic Rent and Periodic Site Rent after the expiration of the Basic Term or any Renewal Term, as the case may be. Neither the Lessee nor any Affiliate shall be entitled to operate on a commercial basis the Facility during such period. The Lessee shall have such access to the Leased Property as shall be reasonably necessary to enable the Lessee to comply with its obligations under this Section 16(d).

SECTION 17. [INTENTIONALLY LEFT BLANK].

SECTION 18. FINANCIAL STATEMENTS AND REPORTS; INSPECTION AND CERTIFICATES.

     (a) Reports and Rights of Inspection. The Lessee will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Lessee or such Subsidiary, in accordance with generally accepted accounting principles applicable to the Lessee or such Subsidiary, as the case may be, in any such case consistently applied (except for changes disclosed in the financial statements furnished to the Owner Trustee, the Indenture Trustee and each Participant pursuant to this Section 18(a) and concurred in by the independent public accountants referred to in
Section 18(a)(ii) hereof), and will furnish to the Owner Trustee, the Indenture Trustee and each Participant (in duplicate if so specified below or otherwise requested):

          (i) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

               (A) consolidated balance sheets of the Lessee as of the close of such quarter setting forth in comparative form the amount as of the close of the corresponding period of the preceding fiscal year and the amount as of the close of said preceding fiscal year, and

               (B) consolidated statements of income and cash flows of the Lessee for such quarterly period and the year to date period setting forth in comparative form the amount for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Lessee;

          (ii) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Lessee, duplicate copies of:

               (A) consolidated balance sheets of the Lessee as of the close of such fiscal year, and

               (B) consolidated statements of income and cash flows of the Lessee for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Lessee to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition and results of operations of the Lessee and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in connection therewith;

          (iii) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Lessee to all holders of Equity Interests in the Lessee generally and of each regular or periodic report, and any registration statement or prospectus filed by the Lessee or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Lessee or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Lessee or any of its Subsidiaries, other than reports or licenses granted by any such governmental agency with respect to the timber;

          (iv) Notice of Default or Claimed Default. Immediately upon a Responsible Officer of the Lessee becoming aware of the existence of a Default or an Event of Default or that the Owner Trustee has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease, or a default in the payment of the principal, premium, if any, sinking fund or interest with respect to indebtedness for borrowed money, or an event of default with respect to any indebtedness for borrowed money or in the instrument under which such indebtedness is outstanding permitting the holders thereof to accelerate the maturity thereof, a written notice specifying the nature of the Default, Event of Default, default or claimed default and any such notice given or action taken by the Owner Trustee and what action the Lessee is taking or proposes to take with respect thereto;

          (v) ERISA Reporting. Prompt written notice, and in any event within ten days after a Responsible Officer of the Lessee learns of its occurrence, of the following and the action the Lessee has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the PBGC with respect thereto: (A) a Reportable Event with respect to any employee benefit plan; (B) the institution of any steps by the Lessee, any ERISA Affiliate, the PBGC or any other Person to terminate any employee benefit plan pursuant to Sections 4041(c) or 4042 of ERISA; (C) the institution of any steps by the Lessee or any ERISA Affiliate to withdraw from any Multiemployer Plan, within the meaning of ERISA which would result in a material adverse effect on the business, profits or financial condition of the Lessee and its Subsidiaries taken as a whole; (D) a "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any employee benefit plan which would result in a material adverse effect on the business or financial condition of the Lessee; or (E) any increase in the liability of the Lessee with respect to any post-retirement welfare benefits which would result in a material adverse effect on the business or financial condition of the Lessee; and

          (vi) Notice of Litigation. Prompt written notice, and in any event within five Business Days after a Responsible Officer of the Lessee first obtains knowledge thereof, with respect to the institution of any suit or proceeding against the Lessee or any Subsidiary thereof which if determined adversely could, individually or in the aggregate with other suits and proceedings, reasonably be expected to have a material adverse effect on the business, profits, Properties or financial condition of the Lessee.

          (vii) Information in Respect of Damages and Taxes. Such information and data as the Owner Trustee, the Indenture Trustee or any Participant may from time to time reasonably request as to location and the existence and status of any claims for damages (whether against the Leased Property or against the Owner Trustee or the Lessee) arising out of the use, operation or condition of the Leased Property, the taxes of the nature provided to be paid by the Lessee under Section 7 of the Participation Agreement which have been assessed and the amount of such taxes paid, and such other data pertinent to the Leased Property and the condition, use, repair and operation thereof as any such party from time to time may reasonably request. Without limiting the foregoing, the Lessee agrees that, without any such request, it will furnish the Owner Trustee, the Indenture Trustee and each Participant with prompt written notice of (A) any claim for damages arising out of the use, operation or condition of the Leased Property if the amount of such claim exceeds U.S.$1,000,000 and (B) any damage, loss, theft or destruction, partial or complete, of any of the Leased Property, if the amount thereof exceeds U.S.$2,500,000;

          (viii) Eau Claire Facility. The Lessee shall promptly, but in any case within five (5) Business Days, after a Responsible Officer of the Lessee receives written notice of any failure of Plainwell Paper Company to fulfill its obligation to make ongoing contributions with respect to its obligations for the Eau Claire Facility under the Paper Industry Union-Management Pension Fund resulting from the sale of the Tissue Business to Plainwell Paper Company (which failure has not been corrected within the applicable grace period), notify the Owner Trustee and the Indenture Trustee in writing of the receipt of any such notice; and

          (ix) Requested Information. With reasonable promptness, such other data and information as the Owner Trustee, the Indenture Trustee or any Participant may reasonably request including, without limitation, any information required to be provided to such Note Purchaser or a prospective purchaser of the Notes by Rule 144A(d)(4) under the Securities Act.

     (b) Officer's Certificates. Within the periods provided in Sections 18(a)(i) and 18(a)(ii), the Lessee shall deliver to the Owner Trustee, the Indenture Trustee and each Participant a certificate signed by the chief financial officer of the Lessee stating that such officer has reviewed the provisions of this Lease and the other Operative Agreements and setting forth:
(i) the information and computations (in sufficient detail) required in order to establish whether the Lessee was in compliance with the requirements of Section 6.3, at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Lessee is taking and proposes to take with respect thereto.

     (c) Intentionally Omitted.

     (d) Property Report. Each set of financial statements of the Lessee delivered pursuant to Section 18(a)(ii) will be accompanied by a report of an officer of the Lessee familiar with the status and condition of the Leased Property which describes the status, condition and location of the Leased Property, describing any Alteration or repair to the Facility having a cost exceeding U.S.$1,000,000, any warranty claim in an amount exceeding U.S.$1,000,000 against any supplier of goods or services in connection with the Leased Property, any period of 45 or more consecutive days during which the Facility was not in operation and any violation of governmental rules or regulations involving the Facility or the operation thereof which could reasonably be expected to have a Material Adverse Effect, in each case during the period since the previous report (or, in the case of the first such report, since the date of this Lease), and describing the circumstances thereof, and stating whether any Leased Property is then in the condition required by this Lease and, if not, what the Lessee is doing or intends to do in connection therewith.

     (e) Inspection. Without limiting the foregoing, the Lessee will permit the Owner Trustee, the Indenture Trustee and each Participant (or such Persons as the Owner Trustee, the Indenture Trustee or such Participant may designate) to visit and inspect the Leased Property, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Lessee authorizes said accountants to discuss with the Owner Trustee, the Indenture Trustee, such Participant or such Person so designated the finances and affairs of the Lessee and its Subsidiaries with or without an officer or employee of the Lessee or any of its Subsidiaries being present) all at such reasonable times and as often as may be reasonably requested; provided that unless a Default or Event of Default shall have occurred and shall be continuing, the Owner Trustee, the Indenture Trustee and such Participant shall give the Lessee at least 10 days' prior written notice of any such visit, examination or proposed discussion. The Lessee shall not be required to pay or reimburse the Owner Trustee, the Indenture Trustee or such Participant for expenses which it may incur in connection with any such visitation or inspection except in the case of any such visitation or inspection which shall occur while a Default or Event of Default shall have occurred and shall be continuing.

SECTION 19. OPTIONS TO RENEW AND PURCHASE.

     (a) Determination of Fair Market Sales Value and Fair Market Rental Value. Not more than 24 months nor less than 14 months prior to the expiration of the Basic Term and any

Renewal Term, the Lessee may notify the Owner Trustee in writing that the Lessee desires a determination of the Fair Market Sales Value of the Facility as of the end of such Term and/or the Fair Market Rental Value of the Facility for a permitted Renewal Term, as specified in Section 19(c), commencing upon the expiration of the then current Term and the Fair Market Sales Value of the Facility as of the end of such Renewal Term. Thereafter, the Owner Trustee and the Lessee shall consult for the purpose of determining such Fair Market Sales Value and Fair Market Rental Value, and any values agreed upon in writing shall constitute such Fair Market Sales Values and Fair Market Rental Value. If the Owner Trustee and the Lessee fail to agree upon such values within 45 days after the Lessee's notice pursuant to the first sentence of this paragraph, the Lessee may request that such values be determined by the Appraisal Procedure. The Lessee's request for a determination of Fair Market Value shall not obligate the Lessee to exercise any of the options provided in this Section 19. All costs and expenses of any Appraisal Procedure pursuant to this Section 19 shall be borne by the Lessee.

     (b) End of Term Options to Purchase. So long as no Default under clause
(vi), (vii) or (viii) of Section 15(a) or Event of Default has occurred and is continuing, the Lessee shall have the right on the date of the expiration of the Basic Term to purchase the Facility at a price equal to the Fair Market Sales Value determined as of the end of such Basic Term pursuant to Section 19(a). The Lessee shall give to the Owner Trustee irrevocable written notice not more than two years and at least one year prior to the end of the Basic Term of its election to exercise the purchase option provided for in the preceding sentence. Payment of the purchase price shall be made on the date of purchase at the place of payment specified in Section 4(d) hereof in immediately available funds to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee), against delivery of a quitclaim deed and bill of sale transferring and assigning to the Lessee all right, title and interest of the Owner Trustee in and to the Facility on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. The Owner Trustee shall not otherwise be required to make any representation or warranty as to the condition of the Leased Property or any other matters. At such time as the Secured Indebtedness shall have been fully paid and satisfied, the Indenture Trustee shall release the Lien of the Indenture pursuant to Section 9.01 thereof.

     Upon expiration of each Renewal Term, so long as no Default under clause
(vi), (vii) or (viii) of Section 15(a) or Event of Default has occurred and is continuing, the Lessee shall have the right to purchase the Facility at a price equal to the Fair Market Sales Value thereof determined as of the end of such Renewal Term pursuant to Section 19(a). The Lessee shall give the Owner Trustee irrevocable written notice at least one year prior to the end of such Renewal Term of its election to exercise the purchase option provided for in the preceding sentence. Following such notice, the Lessee shall purchase the Facility on the terms and conditions set forth in this Section 19(b). In the event of any purchase of the Facility by the Lessee pursuant to this Section 19(b) and payment of all Rent and other sums due and owing by the Lessee pursuant to this Lease or any of the other Operative Agreements (with payment and application of the amount thereof necessary to fully pay and satisfy the Secured Indebtedness and discharge of the Lien of the Indenture to be made pursuant to Section 9.01 thereof), the Owner Trustee shall, concurrently with such purchase, transfer its right, title and interest in and to the Site Lease to the Lessee on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. At such time as the Secured Indebtedness shall have been fully paid and satisfied, the Indenture Trustee shall release the Lien of the Indenture pursuant to Section 9.01 thereof.

     (c) End of Term Options to Renew. So long as no Default or Event of Default shall have occurred and be continuing, and assuming that this Lease has not been earlier terminated, the Lessee shall have the right to renew this Lease for no more than two Renewal Terms of one year each, commencing at the expiration of the Basic Term or the preceding Renewal Term, as the case may be. All of the provisions of this Lease shall be applicable during each Renewal Term except that the Casualty Values shall be determined in accordance with Section 19(d) and Periodic Rent shall be the product of (x) the Fair Market Rental Value of the Facility for such Renewal Term, determined in accordance with Section 19(a) and (y) 105%; provided that if prior to the time such renewal option is exercisable the IRS has clarified that fair market renewal term options are not includible in the "lease term" as defined by Section 467 of the Code and the Treasury Regulations thereunder, the number in clause (y) shall be 100%. The Lessee shall give to the Owner Trustee irrevocable written notice at least one year prior to the end of the Basic Term or the current Renewal Term, as the case may be, of its election to exercise the renewal option provided for in this
Section 19 for a Renewal Term or an additional Renewal Term commencing upon the expiration of such Term.

     (d) Casualty Value During Renewal Term. The Casualty Value as of the commencement of each Renewal Term shall be the Fair Market Sales Value of the Facility as of the end of the Basic Term or the preceding Renewal Term, as the case may be (determined in accordance with Section 19(a)), and on each Casualty Termination Date during such Renewal Term shall decline on a straight-line basis to a value for the final Casualty Termination Date for such Renewal Term equal to the Fair Market Sales Value of the Facility as of the end of such Renewal Term (determined in accordance with Section 19(a)).

     (e) Casualty Occurrence. Notwithstanding any request by the Lessee for a determination of Fair Market Sales Value pursuant to this Section 19, the provisions of Section 13 shall continue in full force and effect until the date of purchase and the passage of ownership of the Facility unless the Lessee shall have exercised the option by irrevocable written notice to purchase pursuant to
Section 19(b), 19(f) or 19(g), in which event the amount of "Casualty Value" shall equal the greater of (i) the option purchase price, Early Purchase Price or Burdensome Buyout Price, as applicable, (plus any other amounts payable in connection therewith) and (ii) the Casualty Value which would have applied but for the exercise of such purchase option. If the Lessee has exercised any of its options to purchase or renew under this Section 19 and a Casualty Occurrence occurs before the closing of such purchase or commencement of the Renewal Term, as applicable, the Lessee may, by written notice to the Owner Trustee (and, so long as the Secured Indebtedness has not been fully paid and satisfied, the Indenture Trustee) given promptly upon such Casualty Occurrence, elect to rescind the exercise of such option.

     (f) Early Purchase Option. So long as no Default under clause (vi), (vii) or (viii) of Section 15(a) or Event of Default shall have occurred and be continuing, the Lessee may, upon not less than 90 days' prior written notice to the Owner Trustee (and so long as the Secured

Indebtedness has not been fully paid and satisfied, the Indenture Trustee) elect to purchase the Facility on the Early Purchase Date at a price equal to the Early Purchase Price. Such written notice shall be irrevocable. On the Early Purchase Date, the Lessee shall pay to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) at the place of payment specified in Section 4(d) hereof in immediately available funds (i) all payments of Periodic Rent (other than Periodic Rent payable "in advance" on the Early Purchase Date) and Periodic Site Rent through and including such Early Purchase Date, (ii) the Early Purchase Price, (iii) an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Notes to be prepaid in accordance with Section 2.10(d) of the Indenture and (iv) all other Rent and sums then due and payable by the Lessee under this Lease and the other Lessee Agreements. Upon application of all such sums to the payment in full and satisfaction of the Secured Indebtedness pursuant to the Indenture and release of the Lien thereof pursuant to Section
9.01 of the Indenture or the assumption of the Notes in accordance with Section 12 of the Participation Agreement, as the case may be, the Owner Trustee shall then and thereupon deliver a quitclaim deed and bill of sale transferring and assigning to the Lessee all right, title and interest of the Owner Trustee in and to the Facility on an "as-is" "where-is" basis without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. The Owner Trustee shall not otherwise be required to make any representation or warranty as to the condition of the Leased Property or any other matters. In the event of any such purchase and receipt by the Owner Trustee (or, so long as the Secured Indebtedness has not been fully paid and satisfied, the Indenture Trustee) of all of the amounts provided in this Section 19(f) the obligation of the Lessee to pay Periodic Rent and Periodic Site Rent hereunder shall cease and the Term shall end. In the event the Lessee exercises its option to assume the Notes in accordance with
Section 12 of the Participation Agreement, the principal amount of such Notes so assumed shall be deducted from the Early Purchase Price and no Make-Whole Amount shall be payable under this Section 19(f). If, on the Early Purchase Date, the Lessee shall fail to pay all amounts required to be paid pursuant to this
Section 19(f), Lessee's notice of early purchase shall be deemed to be withdrawn as of such date, this Lease shall continue in full force and effect with respect to the Facility and the Lessee shall pay the reasonable costs, expenses and liabilities incurred by the Owner Trustee, the Indenture Trustee and the Participants as a result of the Lessee's having given such notice. The Lessee may elect to pay the Early Purchase Price in installments in the amounts (subject to reduction in the case of the first installment if the Lessee elects to assume the Notes in accordance with Section 12 of the Participation Agreement) and on the dates set forth in Schedule 4; provided however, if the Lessee does not elect to assume the Notes in accordance with Section 12 of the Participation Agreement, after giving effect to the payment and application of the first installment of the Early Purchase Price the Notes shall have been paid in full; provided finally, that if the Lessee so elects to pay the Early Purchase Price in installments, the Lessee (a) unless the Lessee shall have assumed the Notes in accordance with Section 12 of the Participation Agreement, shall grant the Owner Trustee a Lien and security interest in the Leased Property pursuant to agreements reasonably satisfactory in scope, form and substance to the Owner Participant, securing the unpaid amount of the Early Purchase Price, (b) shall provide a letter of credit in the amount of the unpaid Early Purchase Price, in scope, form and substance reasonably satisfactory to the Owner Participant, issued by a bank or trust company organized under the laws of the United States or any State thereof, the long term debt of which bank or trust company is rated A2, by

Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and A by Moody's Investors Service, Inc., or (c) shall grant the Owner Trustee a Lien and security interest in Property of the Lessee reasonably acceptable to Owner Participant (other than the Leased Property) pursuant to agreements reasonably satisfactory in scope, form and substance to the Owner Participant, securing the unpaid amount of the Early Purchase Price.

     (g) Burdensome Buyout Option. (i) So long as no Default under clauses (vi),
(vii) and (viii) of Section 15(a) or Event of Default shall have occurred and be continuing, upon the occurrence of a Burdensome Buyout Event the Lessee may, upon not less than 30 days' prior written notice to the Owner Trustee and, so long as the Secured Indebtedness has not been fully paid and satisfied, the Indenture Trustee, elect to purchase the Facility on the Burdensome Buyout Purchase Date at a price equal to the higher of Fair Market Sales Value and Termination Value, in each case as of the Burdensome Buyout Purchase Date (the "Burdensome Buyout Price"). Such written notice shall be irrevocable. On the Burdensome Buyout Purchase Date, the Lessee shall pay to the Owner Trustee (or, so long as the Secured Indebtedness shall not have been fully paid and satisfied, the Indenture Trustee) at the place of payment specified in Section 4(d) hereof in immediately available funds (i) all payments of Periodic Rent (other than Periodic Rent payable "in advance" on the Burdensome Buyout Purchase
Date) and Periodic Site Rent through and including such Burdensome Buyout Purchase Date, (ii) the Burdensome Buyout Price, (iii) an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Notes to be prepaid in accordance with Section 2.10(d) of the Indenture, and (iv) all other Rent and sums then due and payable by the Lessee under this Lease and the other Operative Agreements. Upon application of all such sums to the payment in full and satisfaction of the Secured Indebtedness pursuant to the Indenture and release of the Lien thereof pursuant to Section 9.01 of the Indenture or assumption of the Notes in accordance with Section 12 of the Participation Agreement, the Owner Trustee shall then and thereupon deliver a quitclaim deed and bill of sale transferring and assigning to the Lessee all right, title and interest of the Owner Trustee in and to the Facility on an "as-is" "where-is" basis, without recourse or warranty, express or implied, except for a warranty against Lessor's Liens attributable to the Owner Trustee or Wilmington Trust Company. The Owner Trustee shall not otherwise be required to make any representation or warranty as to the condition of the Leased Property or any other matters. In the event of any such purchase and receipt by the Owner Trustee and/or the Indenture Trustee, as the case may be, of all of the amounts provided in this Section 19(g), the obligation of the Lessee to pay Periodic Rent and Periodic Site Rent hereunder shall cease and the Term shall end. In the event the Lessee exercises its option to assume the Notes in accordance with
Section 12 of the Participation Agreement, the principal amount of such Notes so assumed shall be deducted from the Burdensome Buyout Price and no Make-Whole Amount shall be payable. If, on the Burdensome Buyout Purchase Date, the Lessee shall for any reason whatsoever fail to pay all amounts required to be paid pursuant to this Section 19(g), the Lessee's notice of Burdensome Buyout election shall be deemed to be withdrawn as of such date and this Lease shall continue in full force and effect with respect to the Facility and the Lessee shall pay the reasonable costs, expenses and liabilities incurred by the Owner Trustee, the Indenture Trustee and the Participants as a result of the Lessee's having given such notice.

     (ii) Upon the occurrence of a Burdensome Buyout Event and in lieu of, and not in addition to, the Lessee's option to purchase under Section 19(g)(i), so long as no Default under clause (vi), (vii) or (viii) of Section 15(a) or Event of Default has occurred and is continuing, the Lessee may (subject to the Lessee's arrangement for fulfillment of the requirement set forth in the immediately following sentence hereof) require the Owner Participant on the Burdensome Buyout Purchase Date to assign to a Person designated by the Lessee the Beneficial Interest. Such assignment shall comply with the provisions of Section 11 of the Participation Agreement. Lessee shall give the Owner Participant not less than 30 days prior written notice of the exercise of its rights hereunder. Upon payment by the Lessee to the Owner Participant of the Beneficial Interest Assignment Price, which price shall be paid from the account of Lessee in immediately available funds to an account designated by the Owner Participant, the Owner Participant shall assign the Beneficial Interest to the Person designated by the Lessee without any representation, warranty or recourse, express or implied, except a representation and warranty that the Owner Participant has not, prior to the date of such transfer, transferred the Beneficial Interest, is the sole owner and holder of the Beneficial Interest and the Beneficial Interest is assigned and transferred free and clear of all Liens other than Permitted Encumbrances attributable to Owner Participant. The Lessee shall pay (i) all reasonable costs and expenses of the Owner Participant, including expenses of outside counsel of Owner Participant's choosing, in connection with such assignment and (ii) any amounts due and payable to the Owner Participant under the Operative Agreements attributable to the period prior to consummation of the assignment of the Beneficial Interest. For the avoidance of doubt, Lessee agrees (A) that tax and other indemnity obligations (i) relating to the period prior to such transfer in favor of Owner Participant and (ii) relating to the transfer documentation relating to the transfer of the Beneficial Interest shall survive the assignment and (B) that exercise of any assignment pursuant to this Section 19(g)(ii) shall be conditioned upon release of Owner Participant and the Owner Participant Guarantor from any liability relating to the Operative Agreements attributable to the period following consummation of such assignment.

     (h) Site Reduction. If Lessee shall not have exercised any of its options to purchase the Leased Property pursuant to this Section 19, as of the date which is one year prior to the expiration of the Term of this Facility Lease, the Lessee and the Lessor agree to effect a subdivision of the Site so that for any period of time after the end of the Basic Term hereof, the "Site" shall consist solely of the area sufficient and appropriate to operate the Facility and all easements necessary for the operation thereof.

SECTION 20. MISCELLANEOUS.

     (a) No Waiver. No delay or omission to exercise any right, power or remedy accruing to the Owner Trustee upon any breach or default by the Lessee under this Lease shall impair any such right, power or remedy of the Owner Trustee, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waivers under this Lease must be in writing, but any breach or default, once waived in writing, shall not be deemed to be continuing for any purpose of the Operative Agreements. All remedies either under this Lease or by law afforded to the Owner Trustee shall be cumulative and not alternative. Any provision of this Lease prohibited by any law now or hereafter in effect shall be ineffective to the extent of such provision without invalidating the remaining provisions hereof.

     (b) Right of Owner Trustee to Perform. If the Lessee shall fail to comply with the covenants herein contained, the Owner Trustee may, but shall not be obligated to, (i) make advances to perform the same, and (ii) enter upon the Leased Property to perform any and all acts required by the Lessee's covenants herein contained and to take all such action thereon as in the Owner Trustee's opinion may be necessary or appropriate therefor. All payments so made by the Owner Trustee and all costs and expenses (including without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith shall be payable by the Lessee upon demand as additional rent hereunder, with interest at the Late Rate. No entry shall be deemed an eviction of the Lessee or a repossession of the Leased Property, and no such advance, performance or other act shall be deemed to relieve the Lessee from any default hereunder.

     (c) Notices. All communications under this Lease shall be in writing or by facsimile and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service,
(ii) upon receipt thereof, in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, or (iii) upon confirmation of receipt thereof, in the case of notice by facsimile, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (i) or (ii) above, in each case addressed to the parties hereto at the following addresses as follows:

     If to the Owner Trustee:          Wilmington Trust Company,
                                       Rodney Square North
                                       1100 North Market Street
                                       Wilmington, Delaware 19890-0001
                                       Fax:  (302) 651-8882
                                       Attention: Corporate Trust Administration

                                       with a copy to the Owner Participant

         If to the Lessee:             Pope & Talbot, Inc.
                                       1500 SW First Avenue
                                       Suite 200
                                       P.O. Box 8171
                                       Portland, Oregon  97201
                                       Attention: Chief Financial Officer
                                       Fax: (503) 220-2722

         If to the Owner Participant:  SELCO Service Corporation
                                       c/o Key Corp Leasing
                                       54 State Street, 9th Floor
                                       Albany, New York 12207
                                       Attention:  Leveraged Lease Administrator
                                       Fax:  (518) 488-5222

                                       with a copy to OP Guarantor

         If to the Noteholders:        At their respective addresses
                                       for notices set forth in the
                                       Register referred to in the
                                       Indenture

         If to the Indenture Trustee:  First Security Bank, National Association
                                       79 South Main Street
                                       Salt Lake City, Utah 84111
                                       Attention: Corporate Trust Services
                                       Fax: (801) 246-5053

or at such other place as any such party may designate by notice given in accordance with this Section.

     (d) Further Assurances. The Lessee will at its own expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, transfers and assurances as the Owner Trustee or the Indenture Trustee may reasonably request in order to protect the right, title and interest of the Owner Trustee hereunder or under the Site Lease or the perfection or protection of the Lien granted by the Indenture and the Deed of Trust. Without limiting the foregoing, the Lessee agrees at its own expense to cause this Lease and all supplements and amendments hereto, the Site Lease and all supplements and amendments thereto, the Indenture and all supplements and amendments thereto, the Deed of Trust and all supplements and amendments thereto and all financing and continuation statements and similar notices required by Applicable Law at all times to be kept recorded and filed in such manner and in such places as the Owner Trustee or the Indenture Trustee may reasonably request in order to protect the right, title and interest of the Owner Trustee hereunder or under the Site Lease or to protect the rights of the Indenture Trustee under the Indenture and the Deed of Trust. No such recording or filing shall constitute an acknowledgment or implication by the Lessee that this Lease constitutes a chattel mortgage or security agreement or creates a lien or security interest under Applicable Law.

     (e) Opinions of Counsel. The Lessee agrees at its own expense to furnish to the Owner Trustee and the Indenture Trustee promptly after the execution and delivery of any supplement and amendment hereto, promptly after the execution and delivery of any supplement and amendment to the Site Lease and promptly after the execution and delivery of any supplement and amendment to the Indenture or the Deed of Trust, an opinion of counsel reasonably satisfactory to the Owner Trustee and the Indenture Trustee (who may be independent counsel to the Lessee) stating that in the opinion of such counsel, such supplement or amendment to this Lease or such supplement or amendment to the Site Lease or such supplement or amendment to the Indenture or the Deed of Trust (or a financing statement, continuation statement or similar notice thereof if and to the extent required by Applicable Law) has been properly recorded or filed for record in all public offices in which such recording or filing is necessary to protect the right, title and interest of the Owner Trustee hereunder or under the Site Lease or, as the case may be, to perfect (or continue the perfection of) the Liens provided by the Indenture and the Deed of Trust as a valid Lien and security interest in the Collateral.

     (f) Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the Owner Trustee and the Lessee and their respective successors and permitted assigns.

     (g) Counterparts; Uniform Commercial Code. This Lease may be executed in any number of counterparts, each counterpart constituting an original but all together one Lease; provided, however, that to the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial
Code) no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.

     (h) GOVERNING LAW. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (i) Investment of Funds. The Owner Trustee (or if the Secured Indebtedness has not been fully satisfied and discharged, the Indenture Trustee) shall, upon the written direction of the Lessee, invest and reinvest any funds from time to time held by the Owner Trustee or the Indenture Trustee, as the case may be, which constitute proceeds of insurance held by the Owner Trustee or the Indenture Trustee, as the case may be, pursuant to Section 7 (referred to in this paragraph as "Funds") in such direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, maturing not more than 90 days from the date of such investment, as may be specified in any such direction. Upon any sale or payment of any such investment, the proceeds thereof, plus any interest received by the Owner Trustee or the Indenture Trustee, as the case may be, thereon shall be held by the Owner Trustee (or if the Secured Indebtedness has not been fully satisfied and discharged, the Indenture Trustee) as part of the Fund from which such investment was made or application as a part of such Fund. If such proceeds (plus such interest and earned discount) shall be less than the cost of such investment, the Owner Trustee or the Indenture Trustee, as the case may be, will not more than three Business Days thereafter notify the Lessee of the amount of such deficiency and the Lessee will promptly pay to the Owner Trustee an amount equal to such deficiency. Any payment in respect of such deficiency shall be held and applied by the Owner Trustee or the Indenture Trustee, as the case may be, as part of the Fund from which such investment was made. The Lessee will pay all expenses incurred by the Owner Trustee or the Indenture Trustee, as the case may be, in connection with the purchase and sale of such investments

                            [signature page follows]

     IN WITNESS WHEREOF, the Owner Trustee and the Lessee have caused this Lease to be executed and delivered by their respective duly authorized officers, all as of the date first above written.

                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as Owner
                                       Trustee



                                       By JAMES P. LAWLER
                                          --------------------------------------
                                          Name: James P. Lawler
                                          Title: VP


                                       POPE & TALBOT, INC., as Lessee



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

This Facility Lease and the rentals and other sums due and to become due hereunder have been assigned for security to and are subject to a security interest in favor of First Security Bank, National Association, as Indenture Trustee under a Trust Indenture and Security Agreement dated as of September 15, 1999 between said Indenture Trustee and the Owner Trustee hereunder, as debtor. Information concerning such security interest may be obtained from the Indenture Trustee at its address set forth in Section 20 of this Facility Lease.

     [Form of Indenture Trustee's receipt to appear only in "original" counterpart for purposes of Section 20(g)]

     Receipt of this original counterpart of the foregoing Lease is hereby acknowledged this ____ day of ___________, 1999.

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, as Indenture Trustee



                                       By BRETT R. KING
                                          --------------------------------------
                                          Name: Brett R. King
                                          Title: Vice President